Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

As of November 11, 2005

by and among

TELECOMM SALES NETWORK, INC.

and

TSN ACQUISITION CORPORATION

and

ENVIROSYSTEMS, INC.

TABLE OF CONTENTS

PAGE
ARTICLE I		2
DEFINITIONS		2
ARTICLE II		11
THE MERGER		11
2.1	THE MERGER.	11
2.2	EFFECT OF THE MERGER.	11
2.3	ARTICLES OF INCORPORATION; BYLAWS.	11
2.4	DIRECTORS AND OFFICERS.	11
2.5	EFFECT ON CAPITAL STOCK.	12
2.6	SURRENDER OF CERTIFICATES.	15
2.7	NO FURTHER OWNERSHIP RIGHTS IN ENVIROSYSTEMS CAPITAL STOCK.	16
2.8	LOST, STOLEN OR DESTROYED CERTIFICATES.	17
2.9	CLASSES OF STOCK ENTITLED TO VOTE ON MERGER.	17
2.10		17
2.11	ESCROW PROVISIONS.	17
ARTICLE III		18
REPRESENTATIONS AND WARRANTIES OF ENVIROSYSTEMS		18
3.1	ORGANIZATION.	18
3.2	AUTHORIZATION; ENFORCEABILITY.	18
3.3	NO VIOLATION OR CONFLICT.	18
3.4	CONSENT OF GOVERNMENTAL AUTHORITIES.	19
3.5	FINANCIAL STATEMENTS.	19
3.6	COMPLIANCE WITH LAWS.	19
3.7	LEGAL PROCEEDINGS.	20
3.8	BROKERS.	20
3.9	ABSENCE OF MATERIAL ADVERSE CHANGES.	20
3.10	RESTATED ARTICLES, BYLAWS AND MINUTE BOOKS.	21
3.11	CAPITALIZATION.	21
3.12	RIGHTS, WARRANTS, OPTIONS.	21
3.13	PROPERTIES.	22
3.14	GOVERNMENTAL AUTHORIZATIONS.	23
3.15	INSURANCE.	23
3.16	EMPLOYMENT MATTERS.	23
3.17	MATERIAL AGREEMENTS.	25
3.18	LIST OF ACCOUNTS.	26
3.19	ENVIRONMENTAL MATTERS.	27
3.20	RELATED PARTY TRANSACTIONS.	27
3.21	TAX MATTERS.	27
3.22	GUARANTIES.	28
3.23	ABSENCE OF CERTAIN BUSINESS PRACTICES.	28
3.24	PROXY STATEMENT AND DISCLOSURE DOCUMENTS.	28

3.25	INVESTMENT REPRESENTATIONS.	29
3.26	DISCLOSURE.	29
ARTICLE IV		29
REPRESENTATIONS AND WARRANTIES OF PUBCO AND TAC		29
4.1	ORGANIZATION.	29
4.2	AUTHORIZATION; ENFORCEABILITY.	29
4.3	NO VIOLATION OR CONFLICT.	30
4.4	CONSENT OF GOVERNMENTAL AUTHORITIES.	30
4.5	FINANCIAL STATEMENTS; COMMISSION REPORTS.	30
4.6	COMPLIANCE WITH LAWS.	31
4.7	LEGAL PROCEEDINGS.	31
4.8	BROKERS.	32
4.9	ABSENCE OF MATERIAL ADVERSE CHANGES.	32
4.10	ARTICLES OF INCORPORATION, BYLAWS AND MINUTE BOOKS.	32
4.11	CAPITALIZATION.	32
4.12	RIGHTS, WARRANTS, OPTIONS.	33
4.13	PROPERTIES.	33
4.14	GOVERNMENTAL AUTHORIZATIONS.	33
4.15	INSURANCE.	34
4.16	EMPLOYMENT MATTERS.	34
4.17	MATERIAL AGREEMENTS.	35
4.18	LIST OF ACCOUNTS.	36
4.19	BUSINESS.	36
4.20	RELATED PARTY TRANSACTIONS.	36
4.21	TAX MATTERS.	36
4.22	GUARANTIES.	37
4.23	ABSENCE OF CERTAIN BUSINESS PRACTICES.	37
4.24	PROXY STATEMENTS; DISCLOSURE DOCUMENT.	37
4.25	DISCLOSURE.	38
4.26	PUBCO POST MERGER OUTSTANDING SHARES.	38
ARTICLE V		38
COVENANTS		38
5.1	INTERIM OPERATIONS OF PUBCO AND ENVIROSYSTEMS.	38
5.2	ACCESS.	39
5.3	CONFIDENTIALITY.	40
5.4	NOTIFICATION.	40
5.5	CONSENT OF GOVERNMENTAL AUTHORITIES AND OTHERS.	41
5.6	REASONABLE EFFORTS.	41
5.7	NO OTHER NEGOTIATIONS.	41
5.8	COOPERATION.	41
5.9	SHAREHOLDER APPROVAL.	42
5.10	PUBLIC STATEMENTS.	42
5.11	COMMISSION FILINGS.	42
5.12	RULE 144 REPORTING	42
5.13	LISTING.	43
5.14	NO SECURITIES TRANSACTIONS.	43

5.15	SHAREHOLDERS' AGREEMENTS.	43
5.16	TERMINATION OF CERTAIN CONTRACTUAL TERMS.	43
5.17	RELEASES.	43
5.18	FAIRNESS HEARING AND PERMIT.	43
5.19	[INTENTIONALLY OMITTED]	43
5.20	ENVIROSYSTEMS DEBT REPAYMENT	43
5.21	HOFFMAN SETTLEMENT AND RELEASE	44
5.22	NOTICES RELATED TO DISSENTERS’ RIGHTS.	44
ARTICLE VI		44
ADDITIONAL AGREEMENTS		44
6.1	INVESTIGATION; NOTICES.	44
6.2	SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES.	44
6.3	SECURITIES ACTIVITIES.	44
6.4	VOTING AGREEMENT.	44
6.5	FURTHER ASSURANCES.	44
6.6	INTENTIONALLY OMITTED	45
6.7	CERTAIN POST-CLOSING RIGHTS OF PUBCO COMMON STOCKHOLDERS.	45
6.8	PUBCO REGISTRATION STATEMENT.	45
6.9	PUBCO ESCROW SHARES REGISTRATION STATEMENT.	45
6.10	PUBCO STOCK OPTION PLAN.	46
ARTICLE VII		46
CLOSING; CONDITIONS PRECEDENT; TERMINATION		46
7.1	CLOSING.	46
7.2	MUTUAL CONDITIONS PRECEDENT.	47
7.3	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ENVIROSYSTEMS.	48
7.4	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PUBCO AND TAC.	48
7.5	TERMINATION, DAMAGES.	51
ARTICLE VIII		52
MISCELLANEOUS		52
8.1	NOTICES.	52
8.2	ENTIRE AGREEMENT.	53
8.3	ASSIGNMENT.	53
8.4	WAIVER AND AMENDMENT.	53
8.5	NO THIRD PARTY BENEFICIARY.	53
8.6	SEVERABILITY.	53
8.7	EXPENSES.	53
8.8	HEADINGS.	54
8.9	COUNTERPARTS; CONSTRUCTION.	54
8.10	LITIGATION; PREVAILING PARTY.	54
8.11	INJUNCTIVE RELIEF.	54
8.12	REMEDIES CUMULATIVE.	54
8.13	PARTICIPATION OF PARTIES; CONSTRUCTION: INDEPENDENT COUNSEL.	54
8.14	GOVERNING LAW.	55
8.15	EXCLUSIVITY.	55
8.16	SURVIVAL OF REPRESENTATIONS AND WARRANTIES.	55

Signatures	56

List of Schedules	58

List of Exhibits	60

v

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the "Agreement") is entered into as of November 11, 2005, by and among Telecomm Sales Network, Inc., a Delaware corporation ("Pubco"), TSN Acquisition Corporation, a Nevada corporation, and an indirect wholly-owned subsidiary of Pubco ("TAC”), and Envirosystems, Inc., a Nevada corporation ("Envirosystems").

W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of Pubco, TAC and Envirosystems have deemed it advisable and in the best interests of their respective corporations and stockholders that Pubco, TAC and Envirosystems engage in a business combination to advance their respective long-term strategic business interests; and

WHEREAS, in furtherance thereof, the Boards of Directors of each of Pubco, TAC and Envirosystems have, among other items, approved this Agreement and the Merger of TAC into Envirosystems with Envirosystems continuing as the surviving corporation and certain stockholders of Envirosystems receiving shares of Pubco Common Stock in exchange for their Envirosystems capital stock, all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the applicable laws, and

WHEREAS, the Board of Directors of Envirosystems has determined to recommend to its stockholders the approval and adoption of this Agreement and the Merger; and

WHEREAS, the Boards of Directors of Pubco and TAC have determined to recommend to their respective stockholders the approval and adoption of this Agreement and the Merger; and

WHEREAS, the Board of Directors of Pubco has approved this Agreement and the Merger, and the issuance of shares of Pubco Common Stock in connection with the Merger; and

WHEREAS, Pubco, as the sole stockholder of EnviroSystems Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Pubco ("Pubco Sub"), and Pubco Sub, as the sole shareholder of TAC, have approved this Agreement and the Merger; and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement for Pubco to enter into this Agreement (i) The Ferguson Living Trust UTD 8/13/74 (the "Trust"), the owner of 1,461,117 shares of Envirosystems Preferred Stock, which represents approximately 57.8% of the issued and outstanding Envirosystems Preferred Stock, and (ii) MV Nanotech, the owner of 850,000 shares of Envirosystems Common Stock, which represents 83% of the issued and outstanding Envirosystems Common Stock (the Trust and MV Nanotech are hereinafter defined as the "Envirosystems Principal Shareholders"), have entered into the Voting Agreement pursuant to which the Envirosystems Principal Shareholders have agreed to vote all of their respective shares of Envirosystems Common Stock and Envirosystems Preferred Stock in favor of this Agreement and the Merger; and

WHEREAS, pursuant to Article IV, Section 3 of the Envirosystems Restated Articles, the Merger is considered a liquidation event of Envirosystems, and, as a result, each share of Envirosystems Preferred Stock is entitled to receive a $10.00 liquidation preference; and

WHEREAS, because the shares of Pubco Common Stock to be issued are insufficient to pay to the holders of the Envirosystems Preferred Stock the $10 per share liquidation preference, the holders of the Envirosystems Preferred Stock (together with holders of Envirosystems Options and Warrants) are entitled to receive pursuant to Article IV, Section 3 of the Envirosystems Restated Articles all of the shares of Pubco Common Stock to be issued, resulting in the holders of the Envirosystems Preferred Stock (together with holders of Envirosystems Options and Warrants) receiving in the Merger all of the shares of Pubco Common Stock being allocated to holders of capital stock of Envirosystems, and the holders of the Envirosystems Common Stock not receiving any Pubco Common Stock; and

WHEREAS, for United States federal income tax purposes, it is intended that the Merger constitute a taxable transaction under the Code.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
DEFINITIONS

In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

"ADJUSTMENT TRANSACTION" shall have the meaning set forth in Section 6.7 of this Agreement.

"AFFILIATE" has the meaning specified in Rule 144 promulgated by the Commission under the Securities Act.

"AGREEMENT" means this Agreement and Plan of Merger, together with all exhibits and schedules referred to herein.

"BRIDGE LOANS" means, collectively (i) the $150,000 principal amount loan, the $145,000 principal amount loan, the $205,000 principal amount loan, the $50,000 principal amount loan, the $60,000 principal amount loan, the $80,000 principay amount loan, and the $160,000 principal amount loan (collectively, the "Initial Bridge Loans") made by MV Nanotech to Envirosystems prior to the date hereof bearing interest at the rate of 9% per annum and secured by a first lien on certain of the assets of Envirosystems, as evidenced by Secured Convertible Promissory Notes of Envirosystems dated March 9, 2005, May 13, 2005, June 9, 2005, September 2, 2005, September 23, 2005, October 3, 2005 and November 11, 2005, any other future Bridge Loan executed documentation, respectively, and (ii) any additional bridge loan or loans, on substantially the same terms as the Initial Bridge Loans, as well as any other loans made to Envirosystems by, through and/or arranged by MV Nanotech (collectively, the "Additional Bridge Loans"), will be required to be repaid upon the Merger Closing if not earlier converted into Pubco Common Stock as provided in Section 2.5(g) of this Agreement, at the option of MV Nanotech, at a conversion price equal to the Pubco PIPE Share Price. The forms of bridge notes evidencing the Bridge Loans are annexed hereto as Exhibit A.

"CALIFORNIA CORPORATE SECURITIES LAW" shall have the meaning set forth in Section 5.18 of this Agreement.

"CERTIFICATE OF MERGER" has the meaning set forth in Section 2.1.

"CERCLA" has the meaning set forth in Section 3.6(b) of this Agreement.

"CERTIFICATES" has the meaning set forth in Section 2.6.1(b).

"CLOSING" has the meaning set forth in Section 7.1 of this Agreement.

"CLOSING DATE" has the meaning set forth in Section 7.1 of this Agreement.

"CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"COMMISSION" means the Securities and Exchange Commission.

"CONSENT" means any consent, approval, waiver or authorization of, or any registration, qualification, designation, declaration or filing with any Person.

"DAMAGE EVENT" shall have the meaning set forth in Section 7.5(b) of this Agreement.

"DAMAGE THRESHOLD" shall have the meaning set forth in Section 7.5(b) of this Agreement.

"EFFECTIVE DATE" has the meaning set forth in Section 7.1.

"EFFECTIVE TIME" has the meaning set forth in Section 7.1.

"ENVIRONMENTAL LAWS" means all Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

"ENVIRONMENTAL LIABILITIES" means with respect to any Person, any and all liabilities of or relating to such Person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of such Subsidiaries), which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

"ENVIROSYSTEMS COMMON STOCK" means the common stock of Envirosystems, par value $.50 per share.

"ENVIROSYSTEMS DEBT" means all outstanding notes and accounts payable and accrued expenses but excluding the Envirosystems Deferred Revenue, as of the Effective Date as set forth in Schedule 2.5(e)(ii) .

“ENVIROSYSTEMS DEFERRED REVENUE” means the value of the shipments which remain to be delivered to customers who have prepaid for those shipments.

"ENVIROSYSTEMS DISCLOSURE DOCUMENT" means the disclosure materials to be provided to the shareholders of Envirosystems in connection with the meeting of its shareholders contemplated hereby.

"ENVIROSYSTEMS FINANCIAL STATEMENTS" has the meaning set forth in Section 3.5 of this Agreement.

"ENVIROSYSTEMS 40% INTEREST" shall have the meaning set forth in Section 2.5(b) of this Agreement.

"ENVIROSYSTEMS INTELLECTUAL PROPERTY" has the meaning set forth in Section 3.13(b) of this Agreement.

"ENVIROSYSTEMS MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 3.1 of this Agreement.

"ENVIROSYSTEMS MATERIAL AGREEMENTS" has the meaning set forth in Section 3.17 of this Agreement.

"ENVIROSYSTEMS OPTIONS AND WARRANTS" shall have the meaning set forth in Section 2.5(d)(i) of this Agreement.

"ENVIROSYSTEMS PENSION PLAN" has the meaning set forth in Section 3.16(d) of this Agreement.

"ENVIROSYSTEMS PERSONS" shall have the meaning set forth in Section 5.16 of this Agreement.

"ENVIROSYSTEMS PLANS" has the meaning set forth in Section 3.16(d) of this Agreement.

"ENVIROSYSTEMS PREFERRED STOCK" means the Series A Preferred Stock, par value $.50 per share having such terms and conditions set forth in Envirosystems’ Amended and Restated Articles of Incorporation.

"ENVIROSYSTEMS PRINCIPAL SHAREHOLDERS" shall have the meaning set forth in the 7th "WHEREAS" clause of this Agreement.

"ENVIROSYSTEMS RELATED PARTY" and "ENVIROSYSTEMS RELATED PARTIES" have the meanings set forth in Section 3.20.

"ENVIROSYSTEMS RESTATED ARTICLES" means the Amended and Restated Articles of Incorporation of Envirosystems.

"ENVIROSYSTEMS RESTRICTIVE CLAUSES" shall have the meaning set forth in Section 5.16 of this Agreement.

"ENVIROSYSTEMS WELFARE PLAN" has the meaning set forth in Section 3.16(d) of this Agreement.

"ERISA" has the meaning set forth in Section 3.16(d) of this Agreement.

"ESCROW ACCOUNT" shall have the meaning set forth in Section 2.11 of this Agreement.

"ESCROW AGENT" shall have the meaning set forth in Section 2.11 of this Agreement.

"ESCROW AGREEMENT" shall have the meaning set forth in Section 2.11 of this Agreement.

"ESCROW SHARES" shall have the meaning set forth in Section 2.11 of this Agreement.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

"EXCHANGE AGENT" has the meaning set forth in Section 2.6.1.

"GOVERNMENTAL AUTHORITY" means any federal, state, municipal, local, foreign or other judicial, arbitral, governmental or regulatory authority or organization, body, entity, agency or instrumentality, or any political subdivision thereof.

"GUARANTY" means, as to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees the indebtedness, liabilities or obligations of others, directly or indirectly, in any manner, including agreements to purchase such indebtedness, liabilities or obligations, or to supply funds to or in any manner invest in others, or to otherwise assure the holder of such indebtedness, liabilities or obligations against loss, or any "keep well" or similar arrangement.

"HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Regulatory Authorities and any polychlorinatedbiphenyls).

"HEARING DOCUMENTS" shall have the meaning set forth in Section 5.18 of this Agreement.

"HOFFMAN" has the meaning set forth in Section 5.21 of this Agreement.

“HOFFMAN SETTLEMENT AND RELEASE” has the meaning set forth in Section 5.21 of this Agreement.

"INDEMNIFIED PARTIES" shall have the meaning set forth in Section 7.5(b) of this Agreement.

"INDEMNIFIED PARTY" shall have the meaning set forth in Section 7.5(b) of this Agreement.

"INTANGIBLE PROPERTY" means, as to any Person, all foreign and domestic trademarks, trademark rights, trade names, trade dress, trade name rights, service marks, brands and copyrights (or pending registrations and applications therefore) owned, used or controlled by such Person, and all other intellectual property and proprietary rights, including trade secrets, technology, know-how and other information owned, held or used by such Person.

"IRS" means the Internal Revenue Service or any successor agency.

"KNOWLEDGE" or "KNOWN" means, with respect to any representation or warranty or other statement in this Agreement qualified by the knowledge of any party, that such party has made a reasonable investigation as to the matters that are the subject of such representation, warranty or other statement. Where reference is made to the knowledge of any party, such reference shall mean the knowledge of the officers and directors of such party and their respective Subsidiaries, all of whom shall be deemed to have conducted the investigation required by this definition.

"LAWS" means each and every law, ordinance, statute, common law, regulation, judgment, directive, ruling, order and other legal requirement of any Governmental Authority,

self-regulatory organization or other entity, including, but not limited to, those relating to securities and broker-dealers.

"LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

"LOSSES" shall mean any direct or indirect demand, claim, obligation, assessment, loss, liability, damage, cost, Liability or expense, including without limitation, interest on any amount payable to a third party as a result of the foregoing, and any legal or other expense reasonably incurred in connection with investigating or defending any claim or action, whether or not resulting in any Liability, in all cases net of tax benefits and insurance proceeds actually received.

"MASTODON" means Mastodon Ventures, Inc.

"MASTODON/ENVIROSYSTEMS AGREEMENT" shall mean the agreement dated February 22, 2005 by and between Mastodon and Envirosystems, as amended by the letter agreements dated May 12, 2005 and November 8, 2005 between Mastodon and Envirosystems, as further amended by any agreement executed subsequent to the date hereof between the parties, certain rights under which were assigned by Mastodon to MV Nanotech pursuant to an assignment agreement between Mastodon and MV Nanotech dated February 22, 2005.

“MV NANOTECH WARRANTS” shall mean the warrants to purchase Pubco Common Stock issued to MV Nanotech. Such MV Nanotech Warrants shall give MV Nanotech the right to purchase up to four million (4,000,000) shares of Pubco Common Stock at an exercise price equal to $2.50 per share for a period of four (4) years from the Effective Time.

"MERGER" has the meaning set forth in Article II of this Agreement.

“MV NANOTECH” means MV Nanotech Corp., a Texas corporation and the assignee of Mastodon of certain rights under the Mastodon/Envirosystems Agreement pursuant to an assignment agreement between Mastodon and MV Nanotech dated February 22, 2005, as amended.

"ORDER" means any judgment, injunction, notice, suit, decree or order of any Governmental Authority, court, ordinance, entity, arbitral entity or self-regulatory organization.

"TAC COMMON STOCK" means the common stock of TAC.

"PBGC" has the meaning set forth in Section 3.16(d) of this Agreement.

"PERMIT" means any consent, authorization, approval registration, qualification, filing, franchise, certificate, license or permit of any Governmental Authority, self-regulatory organization or other Person.

"PERSON" means any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, trust or Governmental Authority or any other entity.

"PUBCO COMMON STOCK" means the common stock of Pubco, par value $0.0001, per share.

"PUBCO PREFERRED CONVERSION RATIO" shall have the meaning set forth in Section 2.5(b).

"PUBCO COMMISSION REPORTS" has the meaning specified in Section 4.5.

“PUBCO ESCROW SHARES REGISTRATION STATEMENT" shall have the meaning set forth in Section 6.12 of this Agreement.

"PUBCO FINANCIAL STATEMENTS" has the meaning specified in Section 4.5.

"PUBCO LOCK-UP" shall mean an agreement contained in the ESI Escrow Agreement imposing on each Person who receives (or has the right to receive upon conversion, exchange and/or exercise of securities held by them), Pubco Common Stock, as a result of such persons’ conversion of their Envirosystems Preferred Stock in the Merger, pursuant to which each such person shall be prohibited from, among other items, obtaining certificates representing Pubco Common Stock to sell or transfer any of their Pubco Common Stock for a period commencing at Merger Closing and terminating upon the later to occur of (a) twelve (12) months from the date of the Merger Closing, and (b) nine (9) months from the date the Commission declares the Pubco Registration Statement effective, but in no event will the Pubco Lock-Up be for a period in excess of fifteen (15) months from the Merger Closing. The Pubco Lock-Up shall also provide that the Pubco Lock-Up may be released by Pubco, subject to the prior written approval of MV Nanotech, which may be withheld in MV Nanotech’s sole discretion. The Pubco Lock-Up shall automatically be released upon the exercise of all or a portion of the MV Nanotech Warrant and sale of the underlying shares by MV Nanotech, provided, however, that notwithstanding the foregoing, MV Nanotech may, at any time, sell, assign or otherwise transfer (collectively a “Transfer”) all or a portion of the MV Nanotech Warrant and such Transfer of the MV Nanotech Warrant will not cause the Pubco Lock-Up to be released. If a Transfer is to an Affiliate of MV Nanotech, any subsequent exercise of all or a portion of the MV Nanotech Warrant and sale of the underlying shares by the MV Nanotech Affiliate will cause the Pubco Lock-Up to be released. If a Transfer is to a Person that is not an Affiliate of MV Nanotech, then upon any subsequent exercise of the MV Nanotech Warrant and sale of the underlying shares by such non-Affiliate of MV Nanotech, the Pubco Lock-Up shall be released as to such number of such shares of Pubco Common Stock as shall equal the product of (i) the number of shares of Pubco Common Stock then subject to the Pubco Lock-Up by, (ii) a fraction (a) the numerator of which equals the number shares of Pubco Common Stock sold following any such exercise and (b) the denominator of which is the total number of shares of Pubco Common Stock underlying the MV Nanotech Warrant). Any partial release of the Pubco Lock-Up shall be made pro rata among the Persons entitled to such Pubco Common Stock.

"PUBCO MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 4.1 of this Agreement.

"PUBCO MATERIAL AGREEMENTS" has the meaning set forth in Section 4.17 of this Agreement.

"PUBCO OPTIONS AND WARRANTS" has the meaning specified in Section 6.7.

"PUBCO PIPE FINANCING" means the proposed private placement of securities of Pubco which shall close simultaneously with the Merger Closing, pursuant to which Pubco shall sell (either directly or through selling agents) shares of Pubco Common Stock (or securities convertible into Pubco Common Stock, which convertible securities, if issued, must be converted into Pubco Common Stock no later than the date the Commission declares the Pubco PIPE Registration Statement covering, among other securities, the resale of the securities sold in the Pubco PIPE Financing, effective), resulting in aggregate gross proceeds to Pubco of not less than $8,500,000 and Pubco Net Offering Proceeds, as defined below, of not less than $7,200,000. The number of shares of Pubco Common Stock to be sold in the Pubco PIPE Financing shall be 4,250,000 shares. For purposes of this Agreement, "PUBCO NET OFFERING PROCEEDS" shall mean the gross proceeds received by Pubco from the Pubco PIPE Financing as of the Merger Closing, less all compensation, if any, payable to the selling agents and/or any other third party placing the Pubco PIPE Financing, if any, all fees and expenses of the Pubco PIPE Financing (including but not limited to printing, legal and accounting fees).

"PUBCO NET OFFERING PROCEEDS" shall have the meaning specified in the definition of the "Pubco PIPE Financing," set forth in this Article I.

"PUBCO PIPE SHARE PRICE" means the per share sale price (or conversion price if Pubco convertible securities are sold) of Pubco’s Common Stock in the Pubco PIPE Financing, which such Pubco PIPE Share Price shall be $2.00 per share.

"PUBCO PLAN" has the meaning specified in Section 6.10 of this Agreement.

"PUBCO PLAN STOCK OPTIONS" shall have the meaning set forth in Section 6.10 of this Agreement.

"PUBCO POST MERGER OUTSTANDING SHARES" shall have the meaning set forth in Section 2.5(b) of this Agreement.

"PUBCO PROXY STATEMENT" means, if so required by applicable Law, a proxy statement provided to the shareholders of Pubco.

"PUBCO ESCROW SHARES REGISTRATION STATEMENT" shall have the meaning specified in Section 6.9 of this Agreement.

"PUBCO RELATED PARTY" and "PUBCO RELATED PARTIES" have the meanings set forth in Section 4.20 of this Agreement.

"REGULATORY AUTHORITY" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, and all foreign, federal, state and local regulatory agencies and other governmental entities or bodies having jurisdiction over the parties to this Agreement and their respective assets, businesses and/or Subsidiaries, including the NASD and the Commission.

"RELEASES" shall have the meaning set forth in Section 5.17 of this Agreement.

"SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"SUBSIDIARY" of any Person means any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of 50% or more, or any Person which may be controlled, directly or indirectly, by such Person, whether through the ownership of voting securities, by contract, or otherwise.

"SURVIVING CORPORATION" has the meaning set forth in Section 2.1.

"TAX" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, transportation, transportation excise, registration, value added, documentary stamp, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax or governmental charge, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any affiliated group (or being included (or required to be included) in any tax return relating thereto).

"TERMINATION DATE" has the meaning set forth in Section 7.5 of this Agreement.

"TOTAL DEBT CONSIDERATION" shall have the meaning set forth in Section 2.5(e)(ii) of this Agreement.

"TRUST" has the meaning set forth in the 7th "WHEREAS" clause of this Agreement.

“TRUST DEBT” has the meaning set forth in Section 5.19(a) of this Agreement.

"VOTING AGREEMENT" has the meaning set forth in Section 6.4 of this Agreement.

ARTICLE II
THE MERGER

2.1    THE MERGER.  At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of applicable Law, TAC shall be merged with and into Envirosystems (the "Merger"), the separate corporate existence of TAC shall cease and Envirosystems shall continue as the surviving corporation. Envirosystems, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation." Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger, substantially in the form of Exhibit C hereto, with the Secretary of State of the State of Nevada in accordance with the relevant provisions of the Nevada Revised Statutes (the "Certificate of Merger").

2.2    EFFECT OF THE MERGER.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Nevada Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Envirosystems and TAC shall vest in the Surviving Corporation, and all debts, liabilities and duties of Envirosystems and TAC shall become the debts, liabilities and duties of the Surviving Corporation.

2.3    ARTICLES OF INCORPORATION; BYLAWS.

  (a)    RESTATED ARTICLES. At the Effective Time, the Envirosystems Restated Articles, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended.

  (b)    BY-LAWS. The Bylaws of Envirosystems, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

2.4    DIRECTORS AND OFFICERS. The Board of Directors of Pubco and the Surviving Corporation shall initially consist of five members (the “Initial Board”). Three of the initial directors of Pubco and the Surviving Corporation shall be those selected by Pubco or its designee and set forth on Schedule 2.4(a) of this Agreement (the “Pubco Designees”), one of which shall qualify as an “independent director” as defined in Rule 4200(a)(15) of NASD Manual, which Schedule 2.4(a) may be delivered by Pubco or its designee at any time prior to the Effective Time. Two of the initial directors of Pubco and the Surviving Corporation shall be those selected by Envirosystems, with the prior written consent of Pubco, which shall not be unreasonably withheld, and set forth on Schedule 2.4(b) of this Agreement (the “ESI Designees”), which Schedule 2.4(b) may be delivered by Envirosystems at any time prior to the Effective Time, one of such directors shall qualify as an “independent director” as defined in Rule 4200(a)(15) of the NASD Manual. The Initial Board shall serve for a term of two years and thereafter until their respective successors are duly elected or appointed and qualified. In the event that a Pubco Designee is unable to serve for the initial two year term, Pubco shall select a replacement director and if an ESI Designee is unable to serve for the initial two year term, a replacement director shall be selected in accordance with Pubco’s bylaws in effect at that time. Each committee of the Board of Directors of Pubco and the Surviving Corporation shall have at least one member who is a director selected by Pubco and all such committees shall only take action upon unanimous vote or consent. The initial officers of the Surviving Corporation shall be those selected by Pubco and set forth on Schedule 2.4 of this Agreement, which Schedule 2.4 may be delivered by Pubco at any time prior to the Effective Time. At least one member of the Board of Directors of Pubco shall be an "audit committee financial expert" as such term is defined in Item 401(h) of Regulation S-K and shall have a reasonable level of familiarity with The Sarbanes-Oxley Act of 2002.

2.5    EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the
Merger and without any action on the part of the parties, or the holders of any of the following securities, the following shall occur:

  (a)    CANCELLATION OF ENVIROSYSTEMS COMMON STOCK. Each share of Envirosystems Common Stock issued and outstanding immediately prior to the Effective Time, will be, as a result of the number of shares of Pubco Common Stock the holders of the Envirosystems Preferred Stock are entitled to receive in the Merger in accordance with and pursuant to Article IV, Section 3 of the Envirosystems Restated Articles, automatically canceled and extinguished.

  (b)    CONVERSION OF ENVIROSYSTEMS PREFERRED STOCK. The outstanding shares of Envirosystems Preferred Stock immediately prior to the Effective Time, will be canceled and extinguished and automatically converted ("Pubco Preferred Conversion Ratio"), into the right to receive, in accordance with and pursuant to this Agreement and the Envirosystems Restated Articles, such number of shares of Pubco Common Stock (subject to the adjustment provisions of Section 2.5(e) of this Agreement), upon surrender of the certificate representing the shares of the Envirosystems Preferred Stock (in the manner provided herein (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit or other indemnity required by the Exchange Agent in the manner provided herein), as shall equal, in the aggregate, when added together with the shares of Pubco Common Stock issuable or reserved for issuance upon exercise of all outstanding Envirosystems Options and Warrants, 6,400,000 shares of Pubco Common Stock (subject to appropriate increase upon any conversion of the Bridge Loans as provided herein below) which shall equal forty percent (40%) of the issued and outstanding Pubco Common Stock immediately following the Merger Closing (the "Envirosystems 40% Interest"), after giving effect to, and only to, the issuance by Pubco of shares of Pubco Common Stock (or reserved for issuance in the case of warrants, options, convertible or exchangeable securities) to:

(1) purchasers of 4,250,000 shares of Pubco Common Stock in the Pubco PIPE Financing (excluding warrants to purchase up to 637,500 shares of Pubco Common Stock at an exercise price of $2.50 per share, and

(2) selling agents, if any, in connection with the Pubco PIPE Financing (excluding warrants to purchase up to 637,500 shares of Pubco Common Stock at an exercise price of $2.50 per share; and

(3) all other Pubco shareholders of 5,350,000 shares of Pubco Common Stock (excluding the MV Nanotech Warrants and conversion of Bridge Loans, if any), issued and outstanding at or immediately prior to the Merger Closing;

(4) all other issued and outstanding shares of Pubco Common Stock and any outstanding securities convertible into, or exchangeable for, Pubco Common Stock and all rights to acquire Pubco Common Stock, other than the MV Nanotech Warrants, conversion of the Bridge Loans, if any, and 2,400,000 shares of Pubco Common issuable pursuant to the Pubco Plan (as defined in Section 6.10 hereof) to employees, officers, directors, consultants and other service providers to Pubco (collectively, the "Pubco Post Merger Outstanding Shares");

provided, however, that notwithstanding anything to the contrary provided herein or elsewhere, in no event shall any shares of Pubco Common Stock issued upon conversion of the Bridge Loans, if any, reduce the Envirosystems 40% Interest as a result of the conversion of their Envirosystems Preferred Stock into Pubco Common Stock, and the number of shares of Pubco Common Stock to be issued to holders of Envirosystems Preferred Stock shall be increased such that the aggregate number represents forty percent (40%) of the issued and outstanding Pubco Common Stock immediately following the Merger Closing after giving effect to shares issued upon conversion of the Bridge Loans, if any, and the issuances referred to in 2.5(b)(1), (2) and (3) referred to above. The Envirosystems 40% Interest shall be allocated among the holders of Envirosystems Preferred Stock and Envirosystems Options and Warrants as set forth on Schedule 2.5(b).

 (c)    CAPITAL STOCK OF TAC. Each share of TAC Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically be converted into one (1) validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each certificate evidencing ownership of shares of TAC Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

  (d)    ENVIROSYSTEMS' OPTIONS AND WARRANTS.

   (i)    At the Effective Time, the obligations of Envirosystems under any Envirosystems stock options and/or warrants to purchase Envirosystems Preferred Stock outstanding at the Effective Time and certain other options or warrants, all of which are set forth together with their respective exercise prices on Schedule 2.5(d)(i) of this Agreement (collectively, "Envirosystems Options and Warrants"), shall be satisfied out of the Escrow Account established pursuant to Section 2.11, and, thereafter, upon exercise, each holder thereof shall receive the number of shares of Pubco Common Stock equal to the number of shares of Pubco Common Stock that such holder would have received in the Merger if such person exercised the Envirosystems Options and/or Warrants held by such person immediately prior to the Effective Time or as otherwise specified on Schedule 2.5(d)(i). The per share exercise price under each such Envirosystems Options and Warrants shall be as set forth on Schedule 2.5(d)(i). At the Effective Time, all Envirosystems options and/or warrants to purchase Envirosystems Common Stock outstanding at the Effective Time and not listed in Schedule 2.5(d)(i) shall be automatically cancelled and extinguished.

   (ii)    As soon as practicable after the Effective Time of the Merger, Envirosystems shall deliver to the holders of the Envirosystems Options and Warrants appropriate notices setting forth such holders’ rights pursuant to the applicable Pubco warrants and stock options issuable with respect thereto to the extent required by the terms of such warrants and stock options.

   (e)    ADJUSTMENTS TO THE PUBCO PREFERRED CONVERSION RATIO. The Pubco Preferred Conversion Ratio shall be adjusted as follows:

    (i)    to reflect the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Pubco Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Pubco Common Stock having a record date on or after the date hereof and prior to the Effective Time; and

    (ii)    if, as of the earlier of the Effective Time or December 31, 2005, the sum of Envirosystems Debt outstanding , as set forth on Schedule 2.5(e)(ii) hereto, including ESI Legal Fees (as defined in Section 8.7 of this Agreement) (not including outstanding principal and accrued and unpaid interest payable pursuant to the Bridge Loans, the Hoffman Payment and accrued and unpaid fees payable to Envirosystem’s auditors), less all cash on hand and finished goods inventory up to a maximum of $50,000 of inventory, exceeds $2,050,000 (such amount in excess of $2,050,000 being referred to herein as "Excess Debt Consideration") then, the Pubco Preferred Conversion Ratio shall be adjusted so that the Envirosystems 40% Interest shall be reduced by such number of shares of Pubco Common Stock as shall equal the quotient obtained by dividing (i) the Excess Debt Consideration by (ii) the Pubco PIPE Share Price.

   (f)    DISSENTING ENVIROSYSTEMS STOCKHOLDERS. Any holder of shares of Envirosystems Preferred Stock (and/or Envirosystems Common Stock) who perfects their dissenters’ rights in accordance with and as contemplated by applicable California Law and Nevada Law shall not be converted into Pubco Common Stock, but instead shall be entitled to receive such consideration as determined pursuant to the applicable provisions of California Law and Nevada Law upon surrender to Pubco of the certificate or certificates representing the shares for which payment is being made (the "Dissenters’ Compensation"). In the event that a dissenting stockholder of Envirosystems fails to perfect, or effectively withdraws or loses, its right to appraisal and payment for its shares under California Law and Nevada Law, Pubco shall issue and deliver the number of shares of Pubco Common Stock to which such holder of shares of Envirosystems Preferred Stock would otherwise be entitled pursuant to the provisions of this Article II (without interest) upon surrender by such holder of the certificate or certificates representing such shares held by such holder. Notwithstanding anything to the contrary provided herein or elsewhere in this Agreement, in the event any Dissenters' Compensation is paid to any Person, the aggregate of all Dissenters' Compensation shall reduce Envirosystems 40% Interest by subtracting therefrom a number of Pubco shares equal to the aggregate Dissenters' Compensation divided by the Pubco PIPE Share Price.

   (g)    BRIDGE LOAN CONVERSION. MV Nanotech shall have the option to convert the unpaid principal amount of the Bridge Loans and all accrued and unpaid interest thereon into such number of shares of Pubco Common Stock as shall be determined by dividing the total of the unpaid principal amount of the Bridge Loans and accrued and unpaid interest to be converted by the Pubco Pipe Financing Price. MV Nanotech may deliver a notice to Envirosystems of such intent to convert (a “Conversion Notice”) at any time prior to the Closing Date which such Conversion Notice shall specify the amount of unpaid principal and accrued and unpaid interest of Bridge Loans. Upon a conversion of all or a portion of the Bridge Loans by MV Nanotech pursuant to this Section 2.5(g), the number of shares of Pubco Common Stock constituting the Envirosystems 40% Interest shall be adjusted in accordance with Section 2.5(b) above. Such shares of Pubco Common Stock which are the subject of such Conversion Notice shall be issued to MV Nanotech at the Closing. All amounts of unpaid principal and accrued and unpaid interest not so converted shall be paid in cash to MV Nanotech at the Closing.

   (h)    FRACTIONAL SHARES. No certificates representing fractional shares of Pubco Common Stock will be issued as a result of the Merger. Each holder of shares of Envirosystems Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Pubco Common Stock shall receive, in lieu thereof, cash (rounded to the nearest whole cent and without interest) in an amount equal to such fractional part of a share of Pubco Common Stock, multiplied by the Pubco PIPE Share Price. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

2.6    SURRENDER OF CERTIFICATES.

  2.6.1    EXCHANGE AGENT. Pubco's transfer agent or such other person as ESI and Pubco shall so select shall act as the exchange agent (the "Exchange Agent") in the Merger.

      (a)    PUBCO TO PROVIDE PUBCO COMMON STOCK. Promptly after the Effective Time, Pubco shall make available to the Exchange Agent for exchange in accordance with this Article II, the shares of Pubco Common Stock issuable pursuant hereto in exchange for outstanding shares of Envirosystems Preferred Stock.

      (b)    CONVERSION PROCEDURES. Promptly after the Effective Time, Pubco shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Envirosystems Preferred Stock whose shares were converted into the right to receive shares of Pubco Common Stock in the Merger, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Pubco may reasonably specify ) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Pubco Common Stock. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Pubco, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefore certificates representing the number of whole shares of Pubco Common Stock into which their shares of Envirosystems Preferred Stock were converted at the Effective Time in accordance with the Pubco

Conversion Ratio, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes to evidence only the ownership of the number of full shares of Pubco Common Stock into which such shares of Envirosystems Preferred Stock shall have been so converted. All certificates for Pubco Common Stock issued as a result of the conversion of Envirosystems Preferred Stock in the Merger will be held in the Escrow Account and subject to release following the expiration of the Pubco Lock-Up.

      (c)    DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to Pubco Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Pubco Common Stock represented thereby (subject to Section 2.8) until the holders of record of such Certificates shall surrender such Certificates in accordance with this Section 2.6 (subject to Section 2.8).

      (d)    TRANSFERS OF OWNERSHIP. If certificates representing shares of Pubco Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefore are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Pubco or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Pubco Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Pubco or any agent designated by it that such tax has been paid or is not payable.

       (e)    REQUIRED WITHHOLDING. Each of the Exchange Agent, Pubco and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Envirosystems Preferred Stock such amounts as may be required to be deducted or withheld there from under the Code or under any provision of state, local or foreign tax law or under any other applicable Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

       (f)    NO LIABILITY. Notwithstanding anything to the contrary, neither the Exchange Agent, Pubco, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Pubco Common Stock, Envirosystems Common Stock and Envirosystems Preferred Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.7    NO FURTHER OWNERSHIP RIGHTS IN ENVIROSYSTEMS CAPITAL STOCK.  All shares of Pubco Common Stock issued upon the surrender for exchange of shares of Envirosystems Preferred Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Envirosystems Preferred Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Envirosystems Common Stock and Envirosystems Preferred Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled or exchanged as provided in this Article II.

2.8      LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Pubco Common Stock into which the shares of Envirosystems Preferred Stock represented by such Certificates were converted; provided, however, that Pubco may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Pubco Common Stock, require the owner of such lost, stolen or destroyed Certificates to indemnify Pubco against any claim that may be made against Pubco, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.9      CLASSES OF STOCK ENTITLED TO VOTE ON MERGER. With respect to (i) TAC, the only class of TAC stock entitled to vote on the Merger is TAC Common Stock, (ii) Envirosystems, the only classes of Envirosystems Stock entitled to vote on the Merger are Envirosystems Preferred Stock and Envirosystems Common Stock.

2.10    [INTENTIONALLY OMITTED]

2.11    ESCROW PROVISIONS. Notwithstanding anything to the contrary provided herein or elsewhere to the contrary, all shares of Pubco Common Stock to be issued (and/or reserved for issuance) to holders of (i) Envirosystems Preferred Stock in the Merger and (ii) upon exercise of Envirosystems Options and Warrants, if exercised, for Pubco Common Stock in the future (collectively, the "Escrow Shares") shall be deposited directly by Pubco into an escrow account (the "Escrow Account"), and held by a third party (the "Escrow Agent"), selected by Pubco and reasonably acceptable to Envirosystems, pursuant to an escrow agreement by and between Pubco and an individual selected by the holders of a majority of the Envirosystems Preferred Stock, acting as agent for such holders (the "Escrow Agreement") in substantially in the form annexed hereto as Exhibit D. On the Closing Date, the holders of the Escrow Shares will be deemed to have received and consented to the deposit in the Escrow Account with the Escrow Agent of the Escrow Shares pursuant to the terms of the Escrow Agreement. Except as otherwise may be provided in the Escrow Agreement, the Escrow Shares shall not be released to the holders thereof until the expiration of the Pubco Lock-Up. Escrow Shares in the Escrow Account beneficially owned by or issuable to the holders of Envirosystems Preferred Stock and Envirosystems Options and Warrants shall be available pursuant to and in accordance with Section 7.5 of this Agreement and the Escrow Agreement to offset certain Losses resulting from certain breaches of this Agreement by Envirosystems. All Escrow Shares held for issuance upon exercise of Envirosystems Options and Warrants shall be held by the Escrow Agent until the latter of the expiration of the Pubco Lock-Up or the exercise or expiration of such all Envirosystems Options and Warrants. Upon any exercise of such Envirosystems Options and Warrants, shares issuable upon exercise shall be held and delivered to the holder exercising the Envirosystems Option or Warrant and all cash or other consideration payable upon exercise shall be paid to the Escrow Agent for the benefit of the holders of Envirosystems Preferred Stock. Such consideration, together with any and all shares of Pubco Common Stock not issued upon exercise of an Envirosystems Option or Warrant, shall be distributed to such holders of Envirosystems Preferred Stock pro rata as their percentage interests appear on Schedule 3.11 at such time as such consideration becomes available by reason of the exercise of an Envirosystems Option or Warrant or such shares of Pubco Common Stock are no longer subject to an Envirosystems Option or Warrant by reason of the expiration without exercise of an Envirosystems Option or Warrant.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ENVIROSYSTEMS

In order to induce Pubco and TAC to enter into this Agreement and to consummate the transactions contemplated hereby, Envirosystems, makes the representations and warranties set forth below to Pubco and TAC.

3.1    ORGANIZATION. Envirosystems is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation. Envirosystems does not own or have any Subsidiaries. Envirosystems is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations, assets, liabilities, prospects or business of Envirosystems (an "Envirosystems Material Adverse Effect"). Each jurisdiction in which Envirosystems is qualified to transact business as a foreign corporation or licensed to do business is listed on Schedule 3.1. Envirosystems has the corporate authority to (i) own or lease and operate its properties and (ii) conduct its business as presently conducted. Envirosystems has the corporate authority to execute, deliver and perform this Agreement.

3.2    AUTHORIZATION; ENFORCEABILITY. Subject to the receipt of approval by the shareholders of Envirosystems, the execution, delivery and performance of this Agreement by Envirosystems and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Envirosystems. This Agreement has been duly executed and delivered by Envirosystems, and constitutes the legal, valid and binding obligations of Envirosystems, enforceable against it in accordance with its terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other Laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

3.3    NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement by Envirosystems and the consummation by it of the transactions contemplated hereby: (i) do not and will not violate or conflict with any provision of Law or any Order specifically naming Envirosystems, or any provision of Envirosystems' Restated Articles or Bylaws; and (ii) do not and will not, with or without the passage of time or the giving of notice, (a) result in the breach of, or constitute a default, cause the acceleration of performance, permit the unilateral modification or termination of, or require any Consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Envirosystems or pursuant to, any material instrument or agreement to which it is a party or by which it or its properties may be bound or affected; or (b) result in any violation, suspension, revocation, impairment, forfeiture or nonrenewal of any Permit or Consent.

3.4    CONSENT OF GOVERNMENTAL AUTHORITIES. Except as set forth on Schedule 3.4, no Consent or Permit from, of or with any Governmental Authority or self-regulatory organization is required to be made or obtained by Envirosystems in connection with the execution, delivery or performance by it of this Agreement or the consummation by it of the transactions contemplated hereby. There is no unresolved objection to the Merger made by any Governmental Authority or self-regulatory organization.

3.5    FINANCIAL STATEMENTS. Envirosystems has previously delivered to Pubco, a true and complete copy of the balance sheets of Envirosystems for the fiscal years ended March 31, 2005, and 2004, and the statements of income, cash flows and retained earnings of Envirosystems for the fiscal years then ended, including any related notes, audited for the 2004, and 2005 fiscal years by Envirosystems' independent certified public accountants pursuant to their audit of the financial records of Envirosystems ("Envirosystems Financial Statements"). Except as indicated on Schedule 3.5, the Envirosystems Financial Statements: (i) have been prepared in accordance with the books of account and records of Envirosystems, which books and records have been maintained in a consistent manner; (ii) fairly present in all material respects Envirosystems' financial condition, assets, liabilities, equity and the results of their operations at the dates and for the periods specified in those statements; and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied with prior periods. Other than as disclosed by the Envirosystems Financial Statements dated March 31, 2005 or specifically noted on Schedule 3.5 or Schedule 3.17, Envirosystems has no liabilities, commitments or obligations (which reasonably could be expected to be material to Envirosystems) of any nature whatsoever, whether accrued, contingent or otherwise (other than nonmaterial liabilities, commitments or obligations incurred since March 31, 2005 in the ordinary course of business consistent with past practices to Persons other than Affiliates of Envirosystems) or any unrealized or anticipated losses (which reasonably could be expected to be material to Envirosystems) from any commitments of Envirosystems, and, to Envirosystems' Knowledge, there is no reasonable basis for assertion against Envirosystems of any such liability, commitment, obligation or loss. Except as set forth on Schedule 3.5, to Envirosystems' Knowledge, there is no basis for assertion against Envirosystems of any claim, liability, commitment or obligation of any nature, whether absolute, accrued or contingent, and whether due or to become due, which is not included, disclosed or noted in the Envirosystems Financial Statements which could be, individually or in the aggregate, material.

3.6    COMPLIANCE WITH LAWS.

  (a)    Except as set forth on Schedule 3.6 to this Agreement, Envirosystems is, and during the past six years has been, in compliance with all Laws and Orders applicable to Envirosystems and its businesses and properties. Except as set forth on Schedule 3.6 to this Agreement, Envirosystems has not received notification from any Governmental Authority or self-regulatory organization asserting that it may not (or questioning or investigating whether it may not) be in material compliance with or may have violated any Law or Order, or threatening to revoke any Consent or Permit, and Envirosystems is not subject to any agreement or consent decree or Order with any Governmental Authority or self-regulatory organization arising out of previously asserted violations nor is there any factual basis for any of the foregoing. Pubco has been furnished with true and correct copies of all records of inspections, audits and reports of any of Envirosystems' businesses or and properties during the last three years under applicable Laws or conducted by insurance companies, self-regulatory organizations, consultants or other Persons; and all deficiencies noted therein have been corrected. Pubco has been furnished with true and correct copies of all correspondence and other filings made to or received from any Governmental Authority or self-regulatory organization regarding Envirosystems within the last three years.

  (b)    Without limiting the generality of Section 3.6(a), there are, with respect to Envirosystems, no past or present material violations of any Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents or contractual obligations which may give rise to any common law or other legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder ("CERCLA"), or similar Laws.

3.7     LEGAL PROCEEDINGS. Except as disclosed on Schedule 3.7 to this Agreement, to Envirosystems' Knowledge neither Envirosystems nor any of its officers, directors or employees is, a party to any pending or, to the Knowledge of Envirosystems, threatened, legal, administrative or other proceeding, arbitration or investigation relating to Envirosystems businesses, and Envirosystems has no Knowledge of any set of facts which could reasonably be expected to result in any legal, administrative or other proceeding, arbitration or investigation involving it. Except as disclosed on Schedule 3.7 to this Agreement, neither Envirosystems (and to Envirosystems' Knowledge, none of its officers, directors or employees) is subject to any Order of any court, judicial entity, arbitral entity, self-regulatory organization or Governmental Authority. Envirosystems, its officers, directors and employees are in compliance with the terms of each Order set forth on Schedule 3.7. None of the items set forth on Schedule 3.7 could, individually or in the aggregate, reasonably be expected to have an Envirosystems Material Adverse Effect. Envirosystems is of the reasonable belief, after consultation with counsel, and based upon Envirosystems' reasonable belief as to how a court would apply the law to the facts, that any order set forth on Schedule 3.7 will not result in any material liability to Envirosystems.

3.8     BROKERS. Except as otherwise set forth on Schedule 3.8, Envirosystems has not employed any financial advisor, broker or finder and it has not incurred and it will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses to any other party in connection with the transactions contemplated by this Agreement.

3.9     ABSENCE OF MATERIAL ADVERSE CHANGES. Except as set forth on Schedule 3.9, or otherwise expressly disclosed herein, from March 31, 2005 to the date hereof: (i) Envirosystems has conducted its businesses in the ordinary and usual course consistent with past practices; (ii) there has been no occurrence which could reasonably be expected to cause or have a Envirosystems Material Adverse Effect; (iii) Envirosystems has not engaged or agreed to engage in any of the actions described in Section 5.1 (i) through (xx).

3.10    RESTATED ARTICLES, BYLAWS AND MINUTE BOOKS. True and complete copies of the Restated Articles, as amended to date, Bylaws, as amended to date, and minute books of Envirosystems have been delivered by Envirosystems to Pubco. Such documents contain complete and accurate records in all material respects and have embodied therein copies of minutes of all meetings and actions by written consent of the incorporators, boards of directors (and committees thereof) and shareholders of such entities from the date of incorporation to the date hereof; and such items accurately reflect all material actions taken by such Persons.

3.11    CAPITALIZATION. The authorized capital stock of Envirosystems consists solely of 25,000,000 shares of Envirosystems Common Stock and 10,000,000 shares of Envirosystems Preferred Stock, par value $.50 per share. There are 1,021,784 shares of Envirosystems Common Stock and 2,524,472 shares of Envirosystems Preferred Stock issued and outstanding, all of which are legally and of record owned by the parties set forth on Schedule 3.11 hereto, to Envirosystems' Knowledge, free and clear of any liens, charges, encumbrances, shareholders' agreements (except those referenced on Schedule 3.11, which shall be terminated at the Effective Time), voting agreements, rights of first refusal, voting trusts or other restrictions of any nature whatsoever, and a vote of such shares in favor of the Merger and the transactions contemplated hereby would be sufficient for shareholder approval thereof. Except as set forth on Schedule 3.11, to Envirosystems' Knowledge, no Envirosystems Common Stock or Envirosystems Preferred Stock owned by any Person other than an Envirosystems Principal Shareholder is subject to any lien, charge, encumbrance, shareholders' agreement, voting agreement, right of first refusal, voting trust or other restriction. All shares of Envirosystems' outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by Envirosystems from the date of incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of Envirosystems. All Taxes (including documentary stamp taxes) required to be paid in connection with the issuance by Envirosystems of their capital stock have been paid. All authorizations required to be obtained from or registrations required to be effected with any Person in connection with the issuances of securities by Envirosystems, from its date of incorporation to the date hereof have been obtained or effected and all securities of Envirosystems have been issued in accordance with the provisions of all applicable securities and other Laws. Except as set forth on Schedule 3.11, Envirosystems does not have any equity investment in any other corporation, association, partnership, joint venture or other entity.

3.12    RIGHTS, WARRANTS, OPTIONS. Schedule 3.12 to this Agreement sets forth the amount, the holders and the terms of all of the outstanding: (i) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of Envirosystems or to which Envirosystems is a party; (ii) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of Envirosystems issued by Envirosystems or any other Person; or (iii) commitments, agreements or understandings of any kind to which Envirosystems is a party, including employee benefit arrangements, relating to the issuance or repurchase (except pursuant to existing agreements with shareholders) by Envirosystems of any capital stock or other equity interests of Envirosystems, any such securities or instruments convertible into or exchangeable for capital stock or other equity interests of Envirosystems or any such options, warrants or rights.

3.13    PROPERTIES.

    (a)    Envirosystems has valid title to all properties, interests in properties and assets (real and personal) as reflected in the balance sheet of Envirosystems as of March 31, 2005 or acquired after March 31, 2005 (except properties, interests in properties and assets sold or otherwise disposed of since March 31, 2005, in the ordinary course of business to Persons other than Affiliates of Envirosystems), and all of its other properties, interests in properties and assets (real and personal), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current Taxes not yet due and payable and liens disclosed on Schedule 3.13(a) or which are not in the aggregate material. Schedule 3.13(a) lists all such liens and the properties and assets encumbered. Envirosystems does not own any real property. Schedule 3.13(a) lists each piece of real property leased or utilized by Envirosystems, including the owner or lessee thereof, the location thereof and the use to which it is put by Envirosystems. The facilities and equipment of Envirosystems necessary to the operations of its business are in good operating condition and repair sufficient for the operation of its businesses as presently conducted. Envirosystems has delivered to Pubco a true and correct copy of all leases under which it occupies real property. All of such leases are valid, subsisting and in full force and effect and, except as disclosed on Schedule 3.5, all amounts due thereunder have been paid and there has been no material default under any such lease or any waiver, indulgence or postponement of performance. Except as set forth on Schedule 3.13(a), Envirosystems enjoys peaceful and undisturbed possession under such leases, none of which contain provisions which would materially impair or adversely affect their ability to operate their businesses as operated in the past or contemplated to be operated in the future. The continuation, validity and effectiveness of such leases will not be materially adversely effected by the transactions contemplated hereby. Except for those assets leased or licensed by Envirosystems and listed on Schedule 3.13(a), Envirosystems own all assets used in its business.

     (b)    Envirosystems owns, is licensed to use or is otherwise entitled to use, all material patents, trademarks, trade names, service marks, copyrights and applications for any of the foregoing, together with all other technology, know-how, tangible or intangible proprietary information or material and formulae used in or necessary to its businesses (the "Envirosystems Intellectual Property"). Except as set forth on Schedule 3.13(b), no royalties, license fees or similar payments are payable in connection with the use of the Envirosystems Intellectual Property. Schedule 3.13(b) lists all patents, trademarks, trade names, service marks, copyrights and applications included in the Envirosystems Intellectual Property. Envirosystems owns, is licensed to use or is otherwise entitled to use, all material patents, trademarks, trade names, service marks, copyrights and applications for any of the foregoing, together with all other technology, know-how, tangible or intangible proprietary information or material and formulae used in or necessary to its businesses (the "Envirosystems Intellectual Property"). Except as set forth on Schedule 3.13(b), no royalties, license fees or similar payments are payable in connection with the use of the Envirosystems Intellectual Property. Schedule 3.13(b) lists all patents, trademarks, trade names, service marks, copyrights and applications included in the Envirosystems Intellectual Property. Except as disclosed on Schedule 3.13(b), no claims have been asserted in writing to Envirosystems or, to the Knowledge of Envirosystems, otherwise asserted or threatened, by any Person (i) to the effect that the Envirosystems Intellectual Property associated or utilized in connection with the provision of services or the sale or use of any product or process as now used or offered by Envirosystems infringes on any intellectual property rights of any other Person, (ii) against the use by Envirosystems of any of the Envirosystems Intellectual Property or (iii) challenging or questioning the validity or effectiveness of any of the Envirosystems Intellectual Property. All granted and issued patents and all registered trademarks and copyrights listed on Schedule 3.13(b) are valid and subsisting.

3.14    GOVERNMENTAL AUTHORIZATIONS. Envirosystems and its respective officers, directors and employees has in full force and effect, and have in the past at all times had in full force and effect, all Consents and Permits required under applicable Law for the ownership of its properties and operation of its businesses, free from unreasonable restrictions, including, but not limited to, those Consents and Permits necessary to enable it to sell. Except as set forth on Schedule 3.14, none of the transactions contemplated hereby could reasonably be expected to have an adverse effect on the status of any such Permit or Consent or require Envirosystems or its Affiliates to obtain any additional Consent or Permit to continue to operate the business of Envirosystems as presently conducted. Complete copies of all correspondence between Envirosystems and all governmental agencies since January 1, 2004 has been made available to Mastodon. A true and complete list of all such Consents and Permits is set forth on Schedule 3.14. There has at all times been compliance with all such Permits and Consents, except for non-compliance which has been, or is in the process of being, cured at a cost which is not material and without restrictions which are material.

3.15     INSURANCE. Schedule 3.15 sets forth a list and description of all insurance policies existing as of the date hereof providing insurance coverage of any nature to Envirosystems. All such policies are in full force and effect and are enforceable in accordance with their terms, free of any right of termination on the part of any insurance carrier. Except as set forth on Schedule 3.15, no claims have been made under any such policy.

3.16    EMPLOYMENT MATTERS.

    (a)    LABOR UNIONS. None of the employees of Envirosystems is represented by any labor union, and Envirosystems is not subject to any labor or collective bargaining agreement. None of the employees of Envirosystems is known by Envirosystems to be engaged in organizing any labor union or other employee group that is seeking recognition as a bargaining unit. Envirosystems has not experienced any strike, work stoppage or labor disturbance with any group of employees, and to Envirosystems' Knowledge, no set of facts exists which could reasonably be expected to lead to any of the foregoing events.

    (b)    EMPLOYMENT POLICIES. Except as set forth on Schedule 3.16(b), Envirosystems has provided to Pubco all of Envirosystems' employee policies (written or otherwise), employee manuals or other written statements of rules or policies concerning employment.

    (c)    EMPLOYMENT AGREEMENTS. Except as set forth on Schedule 3.16(c), there are no employment, consulting, severance or indemnification arrangements, agreements, or understandings between Envirosystems and any officer, director, consultant or employee. Except as set forth on Schedule 3.16(c), the terms of employment or engagement of all employees, agents, consultants and professional advisors of Envirosystems are such that their employment or engagement may be terminated by not more than two weeks' notice given at any time without liability for payment of compensation or damages and Envirosystems has not entered into any agreement or arrangement for the management of its business or any part thereof other than with its officers, directors or employees.

    (d)    EMPLOYEE BENEFIT PLANS. Schedule 3.16(d) sets forth a complete list of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, profit sharing, savings, medical, disability, hospitalization, insurance, deferred compensation, bonus, incentive, welfare or any other employee benefit plan, policy, agreement, commitment, arrangement or practice currently or previously maintained by Envirosystems for any of its directors, officers, consultants, employees, former employees, or spouses or dependents of employees or former employees (the "Envirosystems Plans"). Schedule 3.16(d) also identifies each Envirosystems Plan which constitutes an "employee pension benefit plan" ("Envirosystems Pension Plan") or an "employee welfare benefit plan" ("Envirosystems Welfare Plan"), as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"). True and accurate copies of all Envirosystems Plans, together with the most recent annual reports and summary plan descriptions, have been furnished to Pubco and in the case of any unwritten Envirosystems Plan, a written description has been furnished to Pubco. No Envirosystems Plans is a "multiemployer plan," as such term is defined in ERISA, or is subject to Title IV of ERISA. No Envirosystems Plan is or was a defined benefit plan as defined in Section 3(35) of ERISA or a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code. Envirosystems has the right to amend or terminate, without the consent of any other person, each Envirosystems Plan, except as proscribed by law.

Each Envirosystems Pension Plan has been determined by the IRS to be qualified under Section 401(a) of the Code, and each such plan remains so qualified; and, no facts or circumstances exist which could result in the revocation of such qualification. Each Envirosystems Welfare Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code to Envirosystems' Knowledge meets such requirements. Each Envirosystems Plan has been administered in accordance with its terms and the Code, and each Envirosystems Pension Plan and Envirosystems Welfare Plan has been administered in accordance with ERISA. With respect to each Envirosystems Plan, all reports, returns and similar documents required to be filed with any governmental agency or distributed to any participant have been duly or timely filed or distributed. No facts or circumstances exist which might give rise to any liability of Envirosystems to the Pension Benefit Guaranty Corporation or any successor agency (the "PBGC") or which could reasonably be anticipated to result in any claims being made against Envirosystems, Pubco or any Subsidiary thereof by the PBGC. No facts or circumstances exist which might give rise to any liability of any Envirosystems Plan, Envirosystems, Pubco or any Subsidiary thereof to any other Person. Envirosystems has paid all amounts required under applicable Law, any Envirosystems Pension Plan and any Envirosystems Welfare Plan to be paid as a contribution to each Envirosystems Pension Plan and Envirosystems Welfare Plan through the date hereof. Envirosystems set aside adequate reserves to meet contributions which are not yet due under any Envirosystems Pension Plan or Envirosystems Welfare Plan. Neither Envirosystems, any of its Subsidiaries nor any other Person has engaged in any transaction or taken any other action with respect to any Envirosystems Plan which would subject Envirosystems, Pubco or any Subsidiary thereof to: (i) any Tax, penalty or liability for prohibited transactions under ERISA or the Code; (ii) any Tax under Code Sections 4971, 4972, 4976, 4977 or 4979; or (iii) a penalty under ERISA Sections 502(c) or 502(l). None of Envirosystems, or any director, officer or employee of Envirosystems, to the extent it or he is a fiduciary with respect to any Envirosystems Pension Plan or Envirosystems Welfare Plan, has breached any of its or his responsibilities or obligations imposed upon fiduciaries under ERISA or the Code or which could result in any claim being made under, by or on behalf of any Envirosystems Pension Plan or Envirosystems Welfare Plan or any participant or beneficiary thereof. Each Envirosystems Welfare Plan which is a group health plan within the meaning of Code Section 5000(b)(1) complies in all material respects with and in each and every case has complied in all material respects with the applicable requirements of Code Section 4980B and Part 6 of Title I of ERISA and the Health Insurance Portability and Accountability Act of 1996. No Envirosystems Welfare Plan is a multi-employer welfare arrangement as defined in Section 3(40) of ERISA. The consummation of the transactions contemplated by this Agreement will not entitle any individuals to severance, separation or termination pay, or similar benefits, and will not accelerate the time of payment or vesting or increase the amount of compensation due to any individual.

   (e)    PERSONNEL. Schedule 3.16(e) sets forth the names of all directors and officers of Envirosystems. Except as disclosed in the Envirosystems Financial Statement or on Schedule 3.5, there are no material sums due to any of Envirosystems' directors or officers.

   (f)    LABOR PRACTICES. No unfair labor practice complaints have been filed against Envirosystems, and Envirosystems has not received any notice or communication reflecting any intention or threat to make or file such a complaint. No person has made any claim, and to the Knowledge of Envirosystems, there is no basis for any claim against Envirosystems arising out of any Law relating to discrimination, employment practices or employee complaints of illegal activity. Envirosystems has not terminated any employee nor does either have any plans to terminate any employee which could give rise to liability under the Worker Adjustment and Retraining Notification Act.

3.17    MATERIAL AGREEMENTS.

    (a)    Schedule 3.17 sets forth a list of all written and oral agreements, arrangements or commitments (collectively, the "Envirosystems Material Agreements") to which Envirosystems is a party or by which it or any of its assets are bound which are material to the financial position or results of operations of Envirosystems, including, but not limited to: (i) contract, commitment, agreement or relationship resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of $50,000, or series of related contracts, commitments, agreements or relationships that in the aggregate give rise to rights or liabilities exceeding such amount; (ii) contract or commitment for the employment or retention of any employee, consultant or agent or any other type of contract with any employee, consultant or agent providing for annual payments in excess of $50,000; (iii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment relating to the borrowing of money, encumbrance of assets or guaranty of any obligation; (iv) licensing or royalty agreements or agreements providing for other similar rights or agreements with third parties relating to the supply or use of products or materials or any intellectual property; (v) any plan of a type referenced in Section 3.16; (vi) agreements which restrict Envirosystems from engaging in any line of business or from competing with any other Person anywhere in the world; (vii) arrangements for the sale of any of the assets, property or rights of Envirosystems, except for agreements to sell products or services in the ordinary course of business consistent with past practices; (viii) agreement, contract or arrangement with any Affiliate of Envirosystems or any Affiliate of any officer, director or employee of Envirosystems; (ix) guaranty of the obligations of any third party; (x) any indemnification, contribution or similar agreement or arrangement pursuant to which Envirosystems may be required to make or is entitled to receive any indemnification or contribution to or from any other Person except to the extent provided in the Articles of Incorporation or Bylaws of Envirosystems; (xi) agreement with any self-regulatory organization and clearing agreement; (xii) contract regarding the purchase or sale of Envirosystems' securities; or (xiii) any other contract, agreement or instrument which cannot be terminated without penalty to Envirosystems upon the provision of not greater than 30 days notice. True and complete copies of all Envirosystems Material Agreements have been delivered to Pubco.

  (b)    Except as set forth on Schedule 3.17, all Envirosystems Material Agreements have been entered into on an "arms-length" basis with parties who are not Affiliates of Envirosystems. The Envirosystems Material Agreements are each in full force and effect and are the valid and legally binding obligations of Envirosystems and, to Envirosystems' Knowledge, have not been materially breached by any of the other parties thereto and are valid and binding obligations of the other parties thereto. Envirosystems is not in default under its Restated Articles or Bylaws or in material default or alleged material default under any Material Agreement to which it is a party, and no event has occurred which with the giving of notice or lapse of time or both would constitute such a default. Except as set forth on Schedule 3.17, the continuation, validity and effectiveness of each Envirosystems Material Agreement under the current terms thereof will in no way be affected by the consummation of the transactions contemplated hereby and all of such items will inure to the benefit of Pubco (as the parent of the surviving corporation in the Merger). Except as set forth on Schedule 3.17, Envirosystems has performed all the obligations required to be performed by it to date and is not in material default or alleged to be in material default in any respect under any agreement, lease, contract, commitment, instrument or obligation required to be listed or described on any schedule to this Agreement, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by it or, to its Knowledge, any other party to any of the foregoing.

3.18    LIST OF ACCOUNTS. Schedule 3.18 sets forth, as of the date hereof: (i) the name and address of each bank or other institution in which Envirosystems maintains an account (cash, securities or other) or safe deposit box; (ii) the name and phone number of the contact person at such bank or institution; (iii) the account number of the relevant account and a description of the type of account; and (iv) the persons authorized to transact business in such accounts.

3.19    ENVIRONMENTAL MATTERS. As of the date hereof, except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Envirosystems, (i) the operations of Envirosystems are in compliance with all applicable Environmental Laws, including possession and compliance with the terms of all licenses required by Environmental Laws, (ii) to the Knowledge of Envirosystems, there are no pending or threatened suits, actions, investigations or proceedings under or pursuant to Environmental Laws against Envirosystems or involving any real property currently or, to the Knowledge of Envirosystems, formerly owned, operated or leased by Envirosystems, (iii) Envirosystems are not subject to and have received no written allegations of any Environmental Liabilities and, to the Knowledge of Envirosystems, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the Knowledge of Envirosystems, formerly owned, operated or leased by Envirosystems or operations thereon has resulted in or would reasonably be likely to result in Environmental Liabilities, and (iv) all real property owned or operated by Envirosystems is free of contamination from Hazardous Materials that would have an adverse effect on human health or the environment.

3.20    RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 3.20, no director, officer, shareholder or employee of Envirosystems (individually a "Envirosystems Related Party" and collectively the "Envirosystems Related Parties") or any Affiliate of any Envirosystems Related Party: (i) owns (or during the past three years has owned), directly or indirectly, any interest in any Person which is a competitor or potential competitor of Envirosystems, or a supplier or potential supplier of Envirosystems, except for the ownership of not more than 4.9% of the outstanding stock of any company listed by a national stock exchange or the NASDAQ stock market or the OTC bulletin board, (ii) owns (or during the past three years has owned), directly or indirectly, in whole or in part, any material property, asset (other than cash) or right, real, personal or mixed, tangible or intangible, which is associated with or necessary in the operation of the business of Envirosystems; or (iii) has (or during the past three years has had) an interest in or is (or during the past three years has been), directly or indirectly, a party to any contract, agreement, lease or arrangement pertaining or relating to Envirosystems.

3.21    TAX MATTERS.

    (a)    Except as set forth on Schedule 3.21(a), all federal, state, local and foreign Tax returns and Tax reports, if any, required to be filed with respect to the business or assets of Envirosystems have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns and reports are required to be filed; all of the foregoing as filed are true, correct and complete, and reflect accurately all liability for Taxes of Envirosystems for the periods for which such returns relate; and all amounts shown as owing thereon have been paid. None of such returns or reports have been audited by any Governmental Authority.

    (b)    All Taxes, if any, payable by Envirosystems or relating to or chargeable against any of its assets, revenues or income have been fully paid by such date or provided for by adequate reserves in the Envirosystems Financial Statements, and available to Envirosystems and all similar items due through the Closing will have been fully paid by that date or provided for by adequate reserves on the books of Envirosystems, which reserves shall remain available to Envirosystems, through the Closing.

     (c)    Envirosystems will not have any liability with respect to any such Taxes including, but not limited to, interest and/or penalties, in excess of the amount so paid or the reserves so established on the books of Envirosystems. Envirosystems is not delinquent in the payment of any Tax. No deficiencies for any Tax have been asserted against Envirosystems with respect to any Taxes which have not been paid, settled or adequately provided for and there exists no basis for the making of any such deficiency, assessment or charge.

     (d)    Envirosystems has not waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to federal, state, local or foreign taxation.

3.22    GUARANTIES. Except as set forth on Schedule 3.22, Envirosystems is not a party to any Guaranty.

3.23    ABSENCE OF CERTAIN BUSINESS PRACTICES. To Envirosystems' Knowledge, no employee or agent of Envirosystems, and no officer or director of Envirosystems and no other Person acting at the direction of any of the foregoing or associated or Affiliated with Envirosystems, and no other Person for whom Envirosystems may be responsible, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom Envirosystems has done business directly or indirectly, or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of Envirosystems (or assist Envirosystems in connection with any actual or proposed transaction), in either event which (a) may subject Envirosystems to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (b) if not given, may have an adverse effect on the results of operations, assets, business, operations or prospects of Envirosystems or may lead to suit or penalty in any private or governmental litigation or proceeding. None of the foregoing Persons has, directly or indirectly, offered, paid, or agree to pay to any Person or solicited, received or agreed to receive from any such Person, directly or indirectly, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for Envirosystems, (ii) facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable Law.

3.24    PROXY STATEMENT AND DISCLOSURE DOCUMENTS. None of the information relating to Envirosystems and furnished in writing by Envirosystems for inclusion in the Pubco Proxy Statement, if one is filed, or the Envirosystems Disclosure Document at the respective times that they are mailed to Pubco's and Envirosystems' shareholders and at the times the Pubco and Envirosystems shareholders' meetings take place to approve the Merger (subject, if required, to a reasonable period of time for the parties hereto to take such action necessary to supplement or amend such documents), contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All information in such documents relating to Envirosystems, including any amendments thereto, will comply with, and the Envirosystems Disclosure Document shall be distributed to Envirosystems' shareholders in accordance with applicable Laws and Envirosystems' Restated Articles and Bylaws.

3.25    INVESTMENT REPRESENTATIONS. Each of the shareholders of Envirosystems has had (or prior to the meeting of Envirosystems' shareholders contemplated hereby will have) both the opportunity to ask questions of and receive answers from the officers and directors of Envirosystems and Pubco with respect to the transactions contemplated hereby and the business of the parties hereto, and to receive such additional information as they have requested with respect thereto. The name of each legal and record owner of interests in the shares of Envirosystems is set forth on Schedule 3.25 Each shareholder of Envirosystems has been or will be provided with a copy of this Agreement and the Commission filings referred to herein.

3.26    DISCLOSURE. No representation or warranty of Envirosystems contained in this Agreement or the schedules hereto, and no certificate or notice furnished by or on behalf of Envirosystems to Pubco or its agents pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. No executive officer or director of Envirosystems has been the subject of any of the events referenced in Section 401(f) of Regulation S-K.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PUBCO AND TAC

In order to induce Envirosystems to enter into this Agreement and to consummate the transactions contemplated hereby, Pubco and TAC jointly and severally make the representations and warranties set forth below to Envirosystems. Except where the context specifically requires otherwise, all representations and warranties made with respect to TAC shall also be deemed made with respect to and shall apply to Pubco Sub in all respects.

4.1      ORGANIZATION. Each of Pubco, Pubco Sub and TAC is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation. Pubco does not own or have any Subsidiaries other than Pubco Sub and Pubco Sub does not own or have any subsidiaries other than TAC. TAC does not own or have any Subsidiaries. Each of Pubco, Pubco Sub and TAC is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations, assets, liabilities, prospects or business of Pubco, Pubco Sub and TAC on a consolidated basis (a "Pubco Material Adverse Effect"). Each jurisdiction in which Pubco, Pubco Sub or TAC is qualified to transact business as a foreign corporation is listed on Schedule 4.1. Each of Pubco and TAC has the corporate authority to (i) own or lease and operate its properties and (ii) conduct its business as presently conducted. Each of Pubco and TAC has the corporate authority to execute, deliver and perform this Agreement.

4.2     AUTHORIZATION; ENFORCEABILITY. Subject to the receipt of shareholder approval by the shareholders of Pubco, the execution, delivery and performance of this Agreement and the Escrow Agreement by Pubco and TAC and the consummation by Pubco and TAC of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Pubco and TAC. This Agreement has been duly executed and delivered by Pubco and TAC and constitutes the legal, valid and binding obligations of them, enforceable against them in accordance with their terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other Laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

4.3     NO VIOLATION OR CONFLICT. Except as set forth on Schedule 4.3, the execution, delivery and performance by Pubco and TAC of this Agreement and the Escrow Agreement and the consummation by Pubco and TAC of the transactions contemplated hereby and thereby; (i) do not and will not violate or conflict with any provision of Law or any Order specifically naming Pubco or any of its Subsidiaries, or any provision of Pubco's or TAC's Articles of Incorporation or Bylaws; and (ii) do not and will not, with or without the passage of time or the giving of notice, (a) result in the breach of, or constitute a default, cause the acceleration of performance, permit the unilateral modification or termination of, or require any Consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Pubco or any of its Subsidiaries pursuant to, any material instrument or agreement to which Pubco or any of its Subsidiaries is a party or by which Pubco or any of its Subsidiaries or their respective properties may be bound or affected; or (b) result in any violation, suspension, revocation, impairment, forfeiture or nonrenewal of any Permit or Consent.

4.4     CONSENT OF GOVERNMENTAL AUTHORITIES. Other than in connection with the General Corporation Law of Delaware, , or the California Corporate Securities Law, the Exchange Act, the Securities Act and the state securities Laws of any jurisdiction, no Consent or Permit from, of or with any Governmental Authority is required to be made by Pubco or TAC in connection with the execution, delivery or performance by Pubco or TAC of this Agreement or the consummation by Pubco or TAC of the transactions contemplated hereby. There is no unresolved objection to the Merger made by any Governmental Authority or self-regulatory organization.

4.5     FINANCIAL STATEMENTS; COMMISSION REPORTS. Except as set forth on Schedule 4.5, the financial statements of Pubco (the "Pubco Financial Statements") included in the Pubco Commission Reports, as defined below, as of the dates thereof, and for the periods covered thereby: (i) have been prepared in accordance with the books of account and records of Pubco; (ii) fairly present in all material respects Pubco's financial condition, assets, liabilities and equity as of the dates thereof; and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied. Other than as disclosed by the Pubco Financial Statements dated June 30, 2005 or on Schedule 4.5, neither TAC nor Pubco has any liabilities, commitments or obligations (which reasonably could be expected to be material to Pubco and TAC on a consolidated basis) of any nature whatsoever, whether accrued, contingent or otherwise (other than nonmaterial liabilities, commitments or obligations incurred since June 30, 2005 in the ordinary course of business consistent with past practices to Persons other than Affiliates of Pubco) or any unrealized or anticipated losses (which reasonably could be expected to be material to Pubco) from any commitments of Pubco, and, to Pubco's Knowledge, there is no reasonable basis for assertion against Pubco of any such liability, commitment, obligation or loss. Except as set forth on Schedule 4.5, to Pubco's Knowledge, there is no basis for assertion against Pubco or TAC of any claim, liability, commitment or obligation of any nature, whether absolute, accrued or contingent, and whether due or to become due, which is not included, disclosed, or noted in the Pubco Financial Statements which could be, individually or in the aggregate, material. Any supporting schedules included in the Pubco Commission Reports present fairly, in all material respects, the information required to be stated therein. Such Pubco Financial Statements and supporting schedules: (i) were prepared in accordance with Regulation S-X promulgated by the Commission; (ii) present fairly in all material respects the financial condition of Pubco and the results of operations as at and for the respective periods then ended; and (iii) except as otherwise noted in the Pubco Commission Reports, were prepared in conformity with generally accepted accounting principals applied on a consistent basis. To the extent any such Pubco Financial Statements and supporting schedules are audited, they were audited by independent public accountants within the meaning of the rules promulgated by the Commission. Pubco has heretofore furnished or made available to Envirosystems entire and complete copies of each report filed by Pubco with the Commission pursuant to the Exchange Act since its inception (the "Pubco Commission Reports"). None of the Pubco Commission Reports, as of the dates they were respectively filed with the Commission, contained any untrue statement of a material fact or omitted to state or material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6     COMPLIANCE WITH LAWS.

   (a)    Each of Pubco and TAC is in compliance with all Laws and Orders applicable to it or its properties. Neither Pubco nor TAC has received notification from any Governmental Authority asserting that it may not be in compliance with or may have violated any of the Laws which said Governmental Authority enforces, or threatening to revoke any Consent or Permit, and neither Pubco nor TAC is subject to any agreement or consent decree with any Governmental Authority arising out of previously asserted violations. Envirosystems has been furnished with true and correct copies of all records of inspections and reports of any of Pubco's or TAC's businesses or properties since incorporation under applicable Laws or conducted by insurance companies, consultants or other Persons; and all deficiencies noted therein have been corrected. Envirosystems has been furnished with true and correct copies of all correspondence and other filings made to or received from any Governmental Authority regarding Pubco or TAC since their incorporation.

   (b)    There are, with respect to Pubco and TAC, no past or present violations of any Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents or contractual obligations which may give rise to any common law or other legal liability, including, without limitation, under CERCLA or similar state or local laws.

4.7     LEGAL PROCEEDINGS. Except as set forth on Schedule 4.7, neither Pubco nor TAC is, nor since incorporation has been, a party to any pending or, to the Knowledge of Pubco, threatened, legal, administrative or other proceeding, arbitration or investigation, and Pubco has no Knowledge of any set of facts which could reasonably be expected to result in any legal, administrative or other proceeding, arbitration or investigation involving Pubco or TAC. Except as set forth on Schedule 4.7, neither Pubco nor TAC is subject to any Order of any court or

Governmental Authority. Each of Pubco and TAC is in compliance with the terms of each Order set forth on Schedule 4.7. None of the items set forth on Schedule 4.7 could, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect.

4.8     BROKERS. Except as set forth on Schedule 4.8, neither Pubco nor TAC has employed any financial advisor, broker or finder and none has incurred and none will incur any broker's, finder's, investment banking or similar fees, commissions or expenses to any other party in connection with the transactions contemplated by this Agreement.

4.9     ABSENCE OF MATERIAL ADVERSE CHANGES. Except as set forth on Schedule 4.9, from June 30, 2005 to the date hereof: (i) each of Pubco and TAC has conducted its businesses in the ordinary and usual course consistent with past practices; (ii) there has been no occurrence which is reasonably likely to cause Pubco Material Adverse Effect; and (iii)neither Pubco nor TAC has engaged or agreed to engage in any of the actions described in Section 5.1.

4.10    ARTICLES OF INCORPORATION, BYLAWS AND MINUTE BOOKS. True and complete copies of the Articles of Incorporation, as amended to date, Bylaws, as amended to date, and minute books of Pubco and TAC have been delivered by Pubco to Envirosystems. Such documents books contain complete and accurate records in all material respects and have embodied therein copies of minutes of all meetings and actions by written consent of the incorporators, boards of directors (and committees thereof) and shareholders of such entities from the date of incorporation to the date hereof; and such items accurately reflect all material actions taken by such Persons.

4.11    CAPITALIZATION. As of the date hereof, the authorized capital stock of Pubco consists of 100,000,000 shares of Pubco Common Stock, of which 7,350,000 shares are issued and outstanding (effective at the Closing of the Merger, Pubco shall repurchase 2,000,000 of such shares of its issued and outstanding Common Stock from two holders thereof) and 5,000,000 shares of blank check preferred stock, par value $0.0001 per share, none of which are issued and outstanding. All shares of Pubco's outstanding capital stock have the same rights, preferences and privileges as the Pubco Common Stock issued in the Merger and all shares of Pubco's and TAC's outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by Pubco or TAC from the date of its incorporation to the date hereof were, and no securities issued in the Pubco PIPE Financing will be, issued in violation of any statutory or common law preemptive rights. The shares of Pubco Common Stock to be issued pursuant to the Merger and Pubco PIPE Financing will, when issued in accordance with the terms of this Agreement and the Pubco PIPE Financing, respectively, be duly authorized, validly issued, fully-paid and nonassessable. There are no dividends which have accrued or been declared but are unpaid on the capital stock of Pubco or TAC. All Taxes (including documentary stamp taxes) required to be paid in connection with the issuance by Pubco or TAC of Pubco's and TAC's capital stock have been paid. All authorizations required to be obtained from or registrations required to be effected with any Person in connection with the issuances of securities by Pubco and TAC from their respective dates of incorporation to the date hereof have been obtained or effected. The shares of Pubco Common Stock to be issued pursuant to the Merger and Pubco PIPE Financing will, when issued in accordance with the terms of this Agreement and the Pubco PIPE Financing, respectively, be issued in accordance with the provisions of all applicable securities and other Laws, and all securities of Pubco and TAC previously issued have been issued in accordance with the provisions of all applicable securities and other Laws. The authorized capital stock of TAC consists of 200 shares of TAC Common Stock, all of which are issued and outstanding and owned by Pubco, free and clear of all liens, charges, claims or encumbrances. TAC is Pubco's sole Subsidiary. Neither Pubco nor TAC has any equity investment in any other corporation, association, partnership, joint venture or other entity. Except as set forth on Schedule 4.11, Pubco has granted no registration rights with respect to Pubco Common Stock.

4.12    RIGHTS, WARRANTS, OPTIONS. Except as set forth on Schedule 4.12, there are no outstanding: (i) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of Pubco or TAC or any other Person issued by Pubco or TAC or to which Pubco or TAC is a party; (ii) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of Pubco or TAC issued by Pubco or TAC; or (iii) commitments, agreements or understandings of any kind to which Pubco or TAC is a party, including employee benefit arrangements, relating to the issuance or repurchase by Pubco or TAC of any capital stock or other equity interests of Pubco or TAC, any such securities or instruments convertible into or exchangeable for capital stock or other equity interests of Pubco or any such options, warrants or rights.

4.13    PROPERTIES. Pubco and TAC have valid title to all properties, interests in properties and assets as reflected in the consolidated balance sheet of Pubco as of June 30, 2005 or acquired after June 30, 2005 (except properties, interests in properties and assets sold or otherwise disposed of since June 30, 2005 in the ordinary course of business to Persons other than Affiliates of Pubco), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current Taxes not yet due and payable. Pubco and TAC own no real property. Schedule 4.13 lists each piece of real property leased by Pubco. The facilities and equipment of Pubco and TAC necessary to the operations of their business are in good operating condition and repair sufficient for the operation of the business as presently conducted. Except for those assets leased or licensed by Pubco or TAC and listed on Schedule 4.13, Pubco or TAC own all assets used in their business.

4.14    GOVERNMENTAL AUTHORIZATIONS. Pubco and TAC have in full force and effect all Consents and Permits required under applicable Law for the ownership of their properties and operation of their businesses as presently operated free from unreasonable restrictions. Except as set forth on Schedule 4.14, none of the transactions contemplated hereby could reasonably be expected to have an adverse effect on the status of any such Permit. None of the transactions contemplated hereby could reasonably be expected to have an adverse effect on the status of any such Permit or Consent or require Pubco or its Affiliates to obtain any additional Consent or Permit to continue to operate its business as previously conducted. Complete copies of all correspondence between Pubco and its Subsidiaries and all governmental agencies since August 26, 2004 has been made available to Envirosystems. A true and complete list of all such Consents and Permits is set forth on Schedule 4.14. There has at all times been compliance with all such Permits and Consents.

4.15    INSURANCE. Schedule 4.15 sets forth a list and description of all insurance policies existing as of the date hereof providing insurance coverage of any nature to Pubco and TAC. All such policies are in full force and effect and are enforceable in accordance with their terms, free of any right of termination on the part of any insurance carrier. No claims have been made on any such policies.

4.16    EMPLOYMENT MATTERS.

    (a)    LABOR UNIONS. None of the employees of Pubco or TAC is represented by any labor union, and neither Pubco nor TAC is subject to any labor or collective bargaining agreement. None of the employees of Pubco or TAC is known by Pubco to be engaged in organizing any labor union or other employee group that is seeking recognition as a bargaining unit. Pubco and TAC have not experienced any strike, work stoppage or labor disturbance with any group of employees, and to Pubco's knowledge, no set of facts exists which could reasonably be expected to lead to any of the foregoing events.

    (b)    EMPLOYMENT POLICIES. Pubco has provided to Envirosystems all of Pubco's and TAC's employee policies (written or otherwise), employee manuals or other written statements of rules or policies concerning employment.

     (c)    EMPLOYMENT AGREEMENTS. Except as set forth on Schedule 4.16(c), there are no employment, consulting, severance or indemnification arrangements, agreements, or understandings between Pubco or TAC and any officer, director, consultant or employee. Except as set forth on Schedule 4.16(c), the terms of employment or engagement of all employees, agents, consultants and professional advisors of Pubco and TAC are such that their employment or engagement may be terminated by not more than two weeks' notice given at any time without liability for payment of compensation or damages and neither Pubco nor TAC has entered into any agreement or arrangement for the management of its business or any part thereof other than with its directors or employees.

    (d)    EMPLOYEE BENEFIT PLANS. Pubco has no pension, retirement, stock purchase, stock bonus, stock ownership, stock option, profit sharing, savings, medical, disability, hospitalization, insurance, deferred compensation, bonus, incentive, welfare or any other employee benefit plan, policy, agreement, commitment, arrangement or practice currently or previously maintained by Pubco or TAC for any of their directors, officers, consultants, employees or former employees. Pubco has no plan which constitutes an "employee pension benefit plan" or an "employee welfare benefit plan", as such terms are defined in ERISA.

     (e)    PERSONNEL. Schedule 4.16(e) sets forth the names of all directors and officers of Pubco and TAC. Except as disclosed in the Pubco Financial Statements, there are no material sums due to any of Pubco or TAC employees.

     (f)    LABOR PRACTICES. No unfair labor practice complaints have been filed against Pubco or TAC, and neither Pubco nor TAC has received any notice or communication reflecting any intention to make or file such a complaint. No person has made any claim, and to the

Knowledge of Pubco or TAC, there is no basis for any claim against Pubco or TAC arising out of any law relating to discrimination or employment practices.

4.17    MATERIAL AGREEMENTS.

   (a)    Schedule 4.17 sets forth a list of all written and oral agreements, arrangements or commitments (collectively, the "Pubco Material Agreements") to which either Pubco or TAC is a party or by which it or any of their respective assets are bound which are material to the financial position or results of operations of Pubco and TAC on a consolidated basis including, but not limited to: (i) contract, commitment, agreement or relationship resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of $25,000, or series of related contracts, commitments, agreements or relationships that in the aggregate give rise to rights or liabilities exceeding such amount; (ii) contract or commitment for the employment or retention of any employee, consultant or agent or any other type of contract with any employee, consultant or agent providing for annual payments in excess of $25,000; (iii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment relating to the borrowing of money, encumbrance of assets or guaranty of any obligation; (iv) licensing or royalty agreements or agreements providing for other similar rights or agreements with third parties relating to the supply or use of products or materials or any intellectual property; (v) any plan of a type referenced in Section 4.16; (vi) agreements which restrict Pubco or TAC from engaging in any line of business or from competing with any other Person anywhere in the world; (vii) agreements or arrangements for the sale of any of the assets, property or rights of Pubco or TAC, except for agreements to sell products or services in the ordinary course of business consistent with past practices; (viii) agreement, contract or arrangement with any Affiliate of Pubco or TAC or any Affiliate of any officer, director or employee of Pubco or TAC; (ix) guaranty of the obligations of any third party; (x) any indemnification, contribution or similar agreement or arrangement pursuant to which Pubco or TAC may be required to make or is entitled to receive any indemnification or contribution to or from any other Person except to the extent provided in the Articles of Incorporation or Bylaws of Pubco; (xi) contract regarding the purchase or sale of Pubco or TAC securities; or (xii) any other contract, agreement or instrument which cannot be terminated without penalty to Pubco or TAC , upon the provision of not greater than 30 days notice.

    (b)    Except as set forth on Schedule 4.17, all Pubco Material Agreements have been entered into on an "arms-length" basis with parties who are not Affiliates of Pubco. The Pubco Material Agreements are each in full force and effect and are the valid and legally binding obligations of Pubco or TAC and, to Pubco's Knowledge, have not been breached by any of the other parties thereto and are valid and binding obligations of the other parties thereto. Neither Pubco nor TAC is in default under its Articles of Incorporation or Bylaws or in default or alleged default under any Pubco Material Agreement to which it is a party, and no event has occurred which with the giving of notice or lapse of time or both would constitute such a default. Except as set forth on Schedule 4.17, the continuation, validity and effectiveness of each Pubco Material Agreement under the current terms thereof will in no way be affected by the consummation of the transactions contemplated hereby and all of such items will inure to the benefit of Pubco (as the parent of the surviving corporation in the Merger). Pubco has performed all the obligations required to be performed by it to date and is not in default or alleged to be in default in any respect under any agreement, lease, contract, commitment, instrument or obligation required to be listed or described on any schedule to this Agreement, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by it, or, to the best of its Knowledge, any other party to any of the foregoing.

4.18    LIST OF ACCOUNTS.  Schedule 4.18 sets forth, as of the date hereof: (i) the name and address of each bank or other institution in which Pubco or TAC maintains an account (cash, securities or other) or safe deposit box; (ii) the name and phone number of the contact person at such bank or institution; (iii) the account number of the relevant account and a description of the type of account; and (iv) the persons authorized to transact business in such accounts.

4.19    BUSINESS. Since approximately August 26, 2004, Pubco has not engaged in any business other than to seek to effect a business combination. TAC has been recently incorporated and has not engaged in any business of any nature.

4.20    RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 4.20, no director, officer, shareholder or employee of Pubco or TAC (individually a "Pubco Related Party" and collectively the "Pubco Related Parties") or any Affiliate of any Pubco Related Party: (i) owns, directly or indirectly, any interest in any Person which is a competitor or potential competitor of Pubco, or a supplier or potential supplier of Pubco, except for the ownership of not more than 5% of the outstanding stock of any company listed by a national stock exchange or the NASDAQ stock market; (ii) owns, directly or indirectly, in whole or in part, any material property, asset (other than cash) or right, real, personal or mixed, tangible or intangible, which is associated with or necessary in the operation of the business of Pubco, as presently conducted; or (iii) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement pertaining or relating to Pubco.

4.21    TAX MATTERS.

    (a)    All federal, state, local and foreign Tax returns and Tax reports, if any, required to be filed with respect to the business or assets of Pubco and TAC have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns and reports are required to be filed; all of the foregoing as filed are true, correct and complete, and reflect accurately all liability for Taxes of Pubco and TAC for the periods for which such returns relate; and all amounts shown as owing thereon have been paid. None of such returns or reports have been audited by any Governmental Authority. Neither Pubco nor TAC has filed any Tax extension.

    (b)    All Taxes, if any, payable by Pubco and TAC or relating to or chargeable against any of their assets, revenues or income have been fully paid by such date or provided for by adequate reserves in the Pubco Financial Statements and all similar items due through the Closing will have been fully paid by that date or provided for by adequate reserves on the books of Pubco and TAC, which reserves shall remain available through the Closing.

    (c)    None of Pubco or TAC will have any liability with respect to any such Taxes including, but not limited to, interest and/or penalties, in excess of the amount so paid or the reserves so established on the books of Pubco and TAC. Neither Pubco nor TAC is delinquent in the payment of any Tax. No deficiencies for any Tax have been asserted against Pubco or TAC with respect to any Taxes which have not been paid, settled or adequately provided for and there exists no basis for the making of any such deficiency, assessment or charge.

    (d)    Neither Pubco nor TAC has waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to federal, state, local or foreign taxation.

4.22    GUARANTIES. Neither Pubco nor TAC is a party to any Guaranty.

4.23    ABSENCE OF CERTAIN BUSINESS PRACTICES. No employee or agent of Pubco or TAC, and no officer or director of Pubco or TAC, and no other Person acting at the direction of any of the foregoing or associated or Affiliated with Pubco or TAC, and no other Person for whom Pubco or TAC may be responsible, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom Pubco or TAC has done business directly or indirectly, or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company governmental employee or other Person who is or may be in a position to help or hinder the business of Pubco and TAC (or assist Pubco or TAC in connection with any actual or proposed transaction), in either event which (a) may subject Pubco or TAC to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (b) if not given, may have an adverse effect on the results of operations, assets, business, operations or prospects of Pubco or TAC or may lead to suit or penalty in any private or governmental litigation or proceeding. None of the foregoing Persons has, directly or indirectly, offered, paid, or agreed to pay to any Person or solicited, received or agreed to receive from any such Person, directly or indirectly, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for Pubco or TAC, (ii) facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable Law.

4.24    PROXY STATEMENTS; DISCLOSURE DOCUMENT. None of the information relating to Pubco and TAC included in the Pubco Proxy Statement (if one is required to be filed) or the Envirosystems Disclosure Document (except as to the extent such information relates to Envirosystems) at the respective times that such documents are mailed to Envirosystems' and Pubco's shareholders and at the time the Envirosystems and Pubco shareholders meetings take place (subject, if required, to a reasonable period of time for the parties hereto to take such action necessary to supplement or amend such documents), contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such documents, including any amendments thereto, with respect to information pertaining to Pubco, will comply with, and the Pubco Proxy Statement (if required by applicable Laws) will be distributed to Pubco's shareholders in accordance with all applicable Laws and its Articles of Incorporation and Bylaws.

4.25    DISCLOSURE. No representation or warranty of Pubco or TAC contained in this Agreement or the schedules hereto, and no certificate or notice furnished by or on behalf of Pubco to Envirosystems or their agents pursuant to this Agreement, and in any disclosure documents or materials provided to purchasers in the Pubco PIPE Financing contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. No executive officer or director of Pubco or TAC has been the subject of any of the events referenced in Section 401(p) of Regulation S-K.

4.26    PUBCO POST MERGER OUTSTANDING SHARES. Immediately following the Closing, the capitalization of Pubco, and all of the issued and outstanding equity securities of Pubco, together with their respective purchase, exercise or conversion prices, will be as set forth in Schedule 4.26. Other than as shown on Schedule 4.26, there are no shares of Pubco Common Stock or other capital stock of Pubco issued and outstanding, nor are there any securities convertible into, or exchangeable for, Pubco Common Stock or other capital stock of Pubco issued and outstanding, or any rights to acquire Pubco Common Stock or other capital stock of Pubco or securities convertible into, or exchangeable for, Pubco Common Stock or other capital stock of Pubco.

ARTICLE V
COVENANTS

During the period from the date of this Agreement to the earlier of the Closing Date or the date of termination of this Agreement, each of the parties, as applicable, agrees to perform the covenants set forth below.

5.1    INTERIM OPERATIONS OF PUBCO AND ENVIROSYSTEMS. Each of Pubco and Envirosystems shall, and shall cause their respective Subsidiaries to, operate their respective businesses only in the ordinary and usual course consistent with past practices and shall use its reasonable efforts to (a) preserve intact its business organization and the goodwill of its customers, suppliers, employees and others having business relations with it and (b) continuously maintain insurance coverage substantially equivalent to the insurance coverage in existence on the date hereof. Except as contemplated herein, without the express written consent of the other (which shall not be unreasonably withheld), none of Pubco, TAC or Envirosystems shall, or shall or cause or permit any of its respective Subsidiaries to: (i) except as expressly contemplated hereby, amend its Articles or Certificate of Incorporation or Bylaws; (ii) issue, sell or authorize for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities, (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (iv) declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock; (v) voluntarily sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible), other than in the ordinary course of business on arms-length terms to non-Affiliates consistent with past practices; (vi) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any lien, charge or encumbrance of any kind, except liens for Taxes not currently due or liens not exceeding $50,000 in the aggregate; (vii)

create, incur or assume any liability or indebtedness for borrowed money (including purchase money financing), (viii) make or commit to make any capital expenditures in excess of $50,000 in the aggregate; (ix) grant any increase in the compensation payable or to become payable to directors, officers or employees, other than merit increases to officers and employees in the ordinary course of business consistent with past practices; (x) enter into any agreement, arrangement or commitment that, if it existed on the date hereof, would be a Pubco Material Agreement or a Envirosystems Material Agreement, as the case may be, or amend or terminate any of same or any existing Pubco Material Agreement or Envirosystems Material Agreement, as the case may be; (xi) alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected; (xii) enter into any commitment or transaction other than in the ordinary course of business consistent with past practices or acquire the stock or a substantial part of the business of any other Person; (xiii) take or omit to take any action which would render any of its representations or warranties untrue or misleading or which would be a breach of any of its covenants; (xiv) cancel or waive any material debts, claims or rights or write off the value of any assets or accounts receivable or increase the reserve for uncollectible receivables, except as required by generally accepted accounting principles or by Law; (xv) make any loans, advances or capital contributions to any Person, except routine advances to employees in the ordinary course of their business in non-material amounts or enter into or modify any termination or severance arrangement with any employee or consultant; (xvi) take any action (other than entering into this Agreement and consummating the transactions contemplated hereby) which could reasonably be expected to have a Pubco Material Adverse Effect, in the case of Pubco and its Subsidiaries, or an Envirosystems Material Adverse Effect, in the case of Envirosystems; (xvii) make any Guaranty; (xviii) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate (except for salary and benefits as currently in effect and except in accordance with existing agreements and arrangements which have been disclosed to the other parties in writing); or (xix) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or re-price options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans; (xx) grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed on a schedule hereto, or adopt any new severance plan; (xxi) amend or adopt any Envirosystems Pension Plan, Envirosystems Plan, or Envirosystems Welfare Plan; or (xxii) agree, whether in writing or otherwise, to do any of the foregoing.

5.2     ACCESS.

   (a)    PUBCO ACCESS. Pubco shall: (i) afford to Envirosystems and its agents and representatives reasonable access to the properties, books, records and other information of Pubco and TAC, provided that such access shall be granted upon reasonable notice and at reasonable times during normal business hours in such a manner as to not unreasonably interfere with normal business operations; (ii) use its reasonable efforts to cause Pubco's personnel, without unreasonable disruption of normal business operations, to assist Envirosystems in its investigation of Pubco and TAC pursuant to this Section 5.2(a); and (iii) furnish promptly to Envirosystems all information and documents concerning the business, assets, liabilities, properties and personnel of Pubco and TAC as Envirosystems may from time to time reasonably request. In addition, from the date of this Agreement until the Closing Date, Pubco shall cause one or more of its officers to confer on a regular basis with officers of Envirosystems and to report on the general status of its ongoing operations.

   (b)    ENVIROSYSTEMS ACCESS. Envirosystems shall: (i) afford to Pubco and its agents and representatives reasonable access to the properties, books, records and other information of Envirosystems, provided that such access shall be granted upon reasonable notice and at reasonable times during normal business hours in such a manner as to not unreasonably interfere with normal business operations; (ii) use its reasonable efforts to cause Envirosystems' and its Subsidiaries' personnel, without unreasonable disruption of normal business operations, to assist Pubco in its investigation of Envirosystems pursuant to this Section 5.2(b); and (iii) furnish promptly to Pubco all information and documents concerning the business, assets, liabilities, properties and personnel of Envirosystems as Pubco may from time to time reasonably request. In addition, from the date of this Agreement until the Closing Date, Envirosystems shall cause one or more of its officers to confer on a regular basis with officers of Pubco and to report on the general status of its ongoing operations.

5.3     CONFIDENTIALITY. Except as otherwise required by Law or in the performance of obligations under this Agreement, any confidential or proprietary information received by a party or its advisors from any other party shall be kept confidential and shall not be used or disclosed for any purpose other than in furtherance of the transactions contemplated by this Agreement. The obligation of confidentiality shall not extend to information which (i) is or becomes generally available to the public other than as a result of a disclosure by a party (or an Affiliate thereof) in violation of this Agreement, (ii) was in the possession of a party prior to its receipt from such other party, (iii) becomes available to a party on a non-confidential basis from a source other than a party to this Agreement, provided such source is not in violation of a confidentiality agreement with the party providing such information or (iv) is required to be disclosed by Law or any applicable rules of any stock exchange or the NASDAQ stock market. Upon termination of this Agreement, each party shall, upon request, promptly return or destroy any confidential information received from the other party. The covenants of the parties contained in this Section 5.3 shall survive any termination of this Agreement.

5.4     NOTIFICATION. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of: (i) any event that, with the lapse of time or notice or both, would constitute a breach of this Agreement by such party; (ii) any event that would cause any representation or warranty made by such party in this Agreement to be false or misleading in any respect; and (iii) any event which would have been required to be disclosed herein had such event occurred on or prior to the date of this Agreement. The updating of any schedule pursuant to this Section 5.4 shall not be deemed to release any party for the breach of any representation, warranty or covenant hereunder or of any other liability arising hereunder. If any event or circumstance with respect to Envirosystems should occur or exist which would be required to be described in an amendment or supplement to the Pubco Proxy Statement, if any, or the Envirosystems Disclosure Document, or which would cause either such document to contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading, Envirosystems shall promptly notify Pubco of such event or circumstance. If any event or circumstance with respect to Pubco or TAC should occur or exist which would be required to be described in an amendment or supplement to the Pubco Proxy Statement, if any, or the Envirosystems Disclosure Document, or which would cause either such document to contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading, Pubco shall promptly notify Envirosystems of such event or circumstance.

5.5     CONSENT OF GOVERNMENTAL AUTHORITIES AND OTHERS. Each of the parties agrees to file, submit or request promptly after the date of this Agreement and to prosecute diligently any and all Consents, Permits and Orders required to be filed or submitted to any Governmental Authorities and to seek to resolve any objections raised by any Governmental Authorities or self-regulatory organizations, including those specified in Sections 3.4 and 4.4. Each of Envirosystems, and Pubco shall promptly make available to the other such information as each of them may reasonably request relating to its business, assets, liabilities, properties and personnel as may be required by each of them to prepare and file or submit such applications and notices and any additional information requested by any Governmental Authority, and shall update by amendment or supplement any such information given in writing. Each of Envirosystems, and Pubco represents and warrants to the other that such information, as amended or supplemented, shall be true and not misleading.

5.6     REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties shall use its reasonable efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its control to cause to be fulfilled: (i) those conditions precedent to its obligations to consummate the Merger; and (ii) those actions upon which the conditions precedent to the other party's obligations to consummate the Merger are dependent. The parties shall use reasonable efforts to obtain all Consents required in connection with the consummation of the transactions contemplated by this Agreement.

5.7     NO OTHER NEGOTIATIONS. Except for the transactions contemplated by this Agreement, unless and until this Agreement shall have been terminated as provided herein, neither Envirosystems, Pubco nor TAC shall (nor shall any of them permit any of their officers, directors, agents, Subsidiaries or Affiliates to): directly or indirectly solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or any significant portion of their business, properties or capital stock, whether by merger, purchase of assets, strategic alliance or otherwise, or to sell any capital stock or debt of them or their Subsidiaries in a public offering or otherwise. In the event any party shall receive any such offer or proposal, it shall promptly inform the others as to any such offer. In addition, none of such parties shall provide other third parties with information to evaluate such a proposed transaction, unless doing so is reasonably believed to be necessary to satisfy the fiduciary duties of their respective Boards of Directors.

5.8     COOPERATION. The parties will cooperate with each other and shall take all reasonable actions required to be taken under any applicable state blue sky or securities laws to permit the issuance of the Pubco Common Stock pursuant to the Merger. The Pubco Proxy Statement, if any, and the Envirosystems Disclosure Document shall be in form and substance reasonably acceptable to the parties. The parties shall provide to one another written information about themselves necessary for such documents to be prepared in compliance with applicable law.

5.9      SHAREHOLDER APPROVAL. Each of Pubco and Envirosystems agrees that it will take such action as may be necessary to duly and lawfully call, notice, solicit proxies and convene as promptly as practicable a special meeting of its respective shareholders for the purposes of (i) duly obtaining any shareholder approvals required in connection with the transactions contemplated hereby, (ii) in the case of Pubco, to effectuate the Pubco Charter Amendment, (iii) in the case of Pubco, electing the persons referenced on Schedule 5.9 as directors of Pubco, effective as of the Effective Time, and (iv) in the case of Pubco, to adopt the Pubco Stock Option Plan in usual and customary form. Each of Pubco and Envirosystems agrees that its Board of Directors shall recommend in the Pubco Proxy Statement, if any, and the Envirosystems Disclosure Document, respectively, and otherwise that its shareholders approve (if required for the Merger) the transactions contemplated hereby and advise its shareholders that it has approved the Merger and the transactions contemplated hereby and otherwise use its best efforts to obtain such approvals. Each of Pubco and Envirosystems agrees that its Board of Directors shall not withdraw, modify or change any such recommendation or recommend any other transaction to its shareholders for approval.

5.10    PUBLIC STATEMENTS. None of the parties hereto will issue any other public announcement and/or press release concerning this Agreement without the prior written consent of the other parties, which consents shall not be unreasonably withheld, except as required by Law.

5.11    COMMISSION FILINGS. Pubco shall timely file all reports and other documents required to be filed by it with the Commission under the Exchange Act (including a Form 8-K) from the date of this Agreement to the Effective Date.

5.12    RULE 144 REPORTING. With a view to making available to the holders of the Pubco Common Stock issued in the Merger (including shares delivered on exercise of Envirosystems Options and Warrants) the benefits of certain rules and regulations of the SEC which may permit the sale of the Pubco Common Stock to the public without registration, and in order to facilitate a liquid market for Pubco Common Stock, Pubco agrees to use its best efforts to:

                                    (a)    Make and keep public information available, as those terms are understood and defined in Commission Rule 144 or any similar or analogous rule promulgated under the Securities Act at all times after the Effective Date;

                                    (b)    File with the Commission, in a timely manner, all reports and other documents required of Pubco under the Exchange Act; and

                                    (c)    So long as any holder of Pubco Common Stock issued in the Merger (including shares delivered on exercise of Envirosystems Options and Warrants), owns any Pubco Common Stock, furnish to such person forthwith upon request: a written statement by Pubco as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

5.13    LISTING. Pubco shall use its reasonable efforts as soon as reasonably practicable to obtain, prior to the Effective Time, approval for listing with NASD electronic bulletin board, the shares of Pubco Common Stock to be issued in the Merger. To the extent Pubco would meet the requirements for inclusion of the Pubco Common Stock on the NASDAQ Small Cap Market immediately after the Effective Time, the parties shall use their best efforts to file the appropriate listing application with NASDAQ as soon as reasonably practicable but in any event before the expiration or earlier release of the Pubco Lock-Up.

5.14    NO SECURITIES TRANSACTIONS. Envirosystems shall not engage in any transactions involving the securities of Pubco prior to the consummation of the Merger, and Envirosystems shall use its best efforts to cause each of its officers, directors and employees not to engage in any such restricted transaction.

5.15    SHAREHOLDERS' AGREEMENTS.  Envirosystems shall cause all shareholders' agreements and similar arrangements with respect to Envirosystems Common Stock and/or Envirosystems Preferred Stock to be terminated prior to the Effective Time.

5.16    TERMINATION OF CERTAIN CONTRACTUAL TERMS. Envirosystems shall cancel or cause to be terminated and cancel or waive (i) in favor of Pubco, any or all non-compete or other restrictive agreements between Envirosystems and any employees, officers, directors, or consultants of Envirosystems (the "Envirosystems Persons") which Pubco may choose to employ and/or hire, and (ii) any and all restrictive agreements between Envirosystems and any Envirosystems suppliers, vendors, customers, or others as to the extent requested by Pubco (collectively, the "Envirosystems Restrictive Clauses").

5.17    RELEASES. Envirosystems shall cause each of the Envirosystems Principal Shareholders and all of the Directors and Officers of Envirosystems to execute the general releases (the "Releases"), substantially in the form of Exhibit E.

5.18    FAIRNESS HEARING AND PERMIT. Envirosystems and Pubco shall prepare an Application for Qualification of Securities by Permit under Section 25121 of the California Corporate Securities Law of 1968, as amended (the "California Corporate Securities Law"), a related Notice of Hearing and other disclosure materials (the "Envirosystems Disclosure Document") to be supplied to the holders in connection with the transactions contemplated hereby (collectively, the "Hearing Documents"). Pubco will file the Envirosystems Disclosure Document and the Hearing Documents as promptly as practicable with the California Department of Corporations and request a hearing on the fairness of the issuance of the Pubco Common Stock in the Merger pursuant to Section 25142 of such California Corporate Securities Law. Pubco and Envirosystems will thereafter endeavor in good faith to obtain a finding of fairness and the issuance of a permit to such effect by the California Department of Corporations as a result of such hearing.

5.19    [INTENTIONALLY OMITTED]

5.20    ENVIROSYSTEMS DEBT REPAYMENT. The Envirosystems Debt set forth on Schedule 2.5(e)(ii) to this Agreement shall be repaid by Pubco out of the Pubco Net Offering

Proceeds. Schedule 2.5(e)(ii) to this Agreement sets forth the name of the holder and the principal amount and accrued but unpaid interest, if any, owed to such holder by Envirosystems, which shall be updated immediately prior to the Effective Time.

5.21    HOFFMAN SETTLEMENT AND RELEASE. Pursuant to the terms of a Settlement and Release Agreement, effective as of September 26, 2005, by and between Diana Hoffman (“Hoffman”) and Envirosystems, in exchange for Hoffman’s release of all claims she may have against Envirosystems, Hoffman shall receive at the Closing a cash payment of $400,000 (the “Hoffman Payment”).

5.22    NOTICES RELATED TO DISSENTERS’ RIGHTS. Envirosystems shall (i) provide Pubco and MV Nanotech timely notice of all holders of Envirosystems Common Stock and Envirosystems Preferred Stock who exercise their dissenters’ rights and the details thereof, and MV Nanotech and Pubco shall have the right to participate in all negotiations and proceedings with respect thereto, and (ii) not, except with the express prior written consent of Pubco, voluntarily make any payment with respect to, or settle or offer to settle, any such claims.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1    INVESTIGATION; NOTICES. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by the receipt of any notice pursuant to Section 5.4 or by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document delivered pursuant hereto shall be deemed to be representations and warranties for purposes of this Agreement.

6.2    SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth in this Agreement shall survive the Closing for the periods specified in Section 8.16. No Envirosystems Principal Shareholder shall be liable for any breach of any representation or warranty herein by Envirosystems except as provided in Section 7.5(b).

6.3    SECURITIES ACTIVITIES. Other than as provided in this Agreement, Envirosystems shall not engage or negotiate in any transaction involving its securities until this Agreement is terminated in accordance with the provisions herein.

6.4    VOTING AGREEMENT. Each of the Envirosystems Principal Shareholders are, concurrently with the execution and delivery hereof, executing and delivering the Voting Agreement (the "Voting Agreement"), in the form of Exhibit F, pursuant to which they will vote their Envirosystems Common Stock and/or Envirosystems Preferred Stock in favor of the Merger.

6.5    FURTHER ASSURANCES. The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement.

6.6    [INTENTIONALLY OMITTED]

6.7    CERTAIN POST-CLOSING RIGHTS OF PUBCO COMMON STOCKHOLDERS. For a period of three (3) years from the Closing Date, in the event Pubco (i) conducts one or more offerings of its securities or otherwise issues any Pubco Common Stock, securities convertible into, or exchangeable for, Pubco Common Stock, or any rights to acquire Pubco Common Stock or securities convertible into, or exchangeable for, Pubco Common Stock, at a per share offering price of Pubco Common Stock (or the conversion price that Pubco convertible securities convert into Pubco Common Stock, if Pubco convertible securities are sold), less than the Pubco PIPE Share Price, MV Nanotech and any holders of Pubco Common Stock at the time of closing of an Adjustment Transaction (as defined below), who received such shares of Pubco Common Stock held at the time of the Adjustment Transaction in the Pubco Pipe Financing or in the Merger, upon exercise of their Envirosystems Options and Warrants (collectively “Rights Holders”) will be granted the right to purchase shares Pubco Common Stock sold in any such public offering in such amounts as shall enable each such person to maintain their respective percentage ownership interest in Pubco as determined as of the closing date of such securities issuance transaction, unless prohibited by applicable laws, and/or (ii) issues any warrants and/or options (including, but not limited to, Pubco Plan Stock Options granted under the Pubco Plan), to purchase shares of Pubco Common Stock ("Pubco Options and Warrants"), and the exercise price of any such Pubco Options and Warrants is less than the Pubco PIPE Share Price (the transactions in this Section 6.7(i) and (ii) are each an "Adjustment Transaction" and, collectively, the "Adjustment Transactions"), then each Rights Holder who is a holder of Pubco Common Stock issued pursuant to the Pubco Pipe Financing or in the Merger, upon exercise of their Envirosystems Options and Warrants at the time of closing of a Section 6.7(ii) Adjustment Transaction shall receive from Pubco a warrant to purchase shares of Pubco Common Stock having the same terms as the warrants and/or options issued by Pubco in such Adjustment Transaction in such amounts as shall enable each such Rights Holder to maintain their respective percentage ownership interest in Pubco as determined as of the closing date of such securities issuance transaction, unless prohibited by applicable laws.

6.8    PUBCO REGISTRATION STATEMENT. Pubco shall no later than 90 days from the Closing Date file a registration statement with the Commission (the "Pubco Registration Statement") pursuant to which all (i) purchasers of Pubco’s securities in the Pubco PIPE Financing and (ii) the shares of Pubco common stock issued or issuable to all Persons who or which are not bound by a Pubco Lock-Up (including shares of Pubco Common Stock issuable upon exercise of MV Nanotech Warrants, Selling Agent Warrants or Pubco Plan Stock Options), will be registered for resale under the Securities Act. Pubco will use its best efforts to cause such Pubco Registration Statement to be declared effective by the Commission as soon as possible, but in no event later than 180 days from the Closing Date. Pubco may in its sole discretion, allow additional shares of Pubco Common Stock to be included in such Pubco Registration Statement.

6.9    PUBCO ESCROW SHARES REGISTRATION STATEMENT. In the event that following the expiration of the Pubco Lock-Up, the Escrow Shares being held in the Escrow Account issued to the holders of Envirosystems Preferred Stock in the Merger or upon exercise of Envirosystems Options and Warrants are not freely tradable by the holders thereof, such holders shall have a one (1) time right to demand that Pubco file a registration statement (the "Pubco Escrow Shares Registration Statement"), covering the resale of such Escrow Shares at Pubco's expense. Such demand must be made no later than sixty (60) days prior to or one (1) year following the expiration date of the Pubco Lock-Ups and must be made in writing and signed by holders owning no less than 50.1% of the shares of Pubco Common Stock not then freely tradable. Pubco will use its reasonable efforts to cause such Pubco Escrow Shares Registration Statement to be declared effective by the Commission as soon as possible, but in no event later than 150 days from the date of such demand.

6.10    PUBCO STOCK OPTION PLAN. Prior to or at the Effective Time, the Board of Directors of Pubco shall have taken any and all action to approve and adopt a stock option plan (the "Pubco Plan"). The Pubco Plan shall reserve for issuance upon exercise of stock options granted under the Pubco Plan (the "Pubco Plan Stock Options") to, among others, directors, officers and employees of Pubco and the Surviving Entity, of up to 2,400,000 shares of Pubco Common Stock. The Pubco Plan shall provide that Pubco Plan Stock Options shall be awarded in the discretion of the Pubco board of directors. No stock options of Pubco may be issued to directors, officers or employees of Pubco or the Surviving Entity outside of, or in excess of, the Public Plan Stock Options for a period of eighteen (18) months following the Closing Date.

6.11    TAXABLE TRANSACTION. The parties intend that the Merger be a taxable transaction under the Code, and shall not take any position on any tax return inconsistent therewith.

ARTICLE VII
CLOSING; CONDITIONS PRECEDENT; TERMINATION

7.1      CLOSING. Upon the terms and subject to the conditions hereof, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gusrae, Kaplan, Bruno & Nusbaum PLLC, 120 Wall Street, New York, New York, as promptly as practicable but in no event later than December 31, 2005, subject to satisfaction or waiver of the conditions precedent to the obligations of the parties set forth in this Article VII (the "Closing Date"), or on such other date and at such other place as may be mutually agreed to in writing by the parties; provided, however, that notwithstanding anything to the contrary provided herein or elsewhere, the Closing Date may be extended by MV Nanotech, without the prior approval of Envirosystems or Pubco for a maximum of two separate thirty (30) day extension periods (the "Extension Periods"). In the event that MV Nanotech exercises its right to invoke one or more of the Extension Periods, the maturity dates of the Bridge Loans shall be extended as provided in the Bridge Notes and MV Nanotech will be required to provide (or arrange for) additional Bridge Loans to Envirosystems (each an "Extension Bridge Loan"), all as provided in the MV Nanotech/Envirosystems Agreement. The Closing Date may be extended by Envirosystems, without the prior approval of MV Nanotech for a period of no more than fifteen (15) days, but the maturity dates of the Bridge Loans will not be extended unless expressly agreed to in writing by MV Nanotech. At the Closing, the parties shall deliver to each other such customary documents as may be specified, or required to satisfy the conditions set forth, in Sections 7.2, 7.3, and such other documents and instruments as each party may reasonably request from the other parties. On the Closing Date, the parties shall cause to be filed a Certificate of

Merger with the Secretary of State of the State of Nevada. The Closing shall be effective at 5:00 P.M., Eastern Time, on the date (the "Effective Date") such Certificate of Merger is filed (the "Effective Time"). All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

7.2    MUTUAL CONDITIONS PRECEDENT. The respective obligations of the parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

(a)    GOVERNMENTAL CONSENTS. All Consents required by Governmental Authorities and self-regulatory organizations for the consummation of the transactions contemplated by this Agreement shall have been obtained without any material conditions, and neither the Commission nor any self-regulatory organization shall have raised any unresolved objection to the Merger. All of such Consents shall have been obtained without the imposition of any conditions which would materially adversely affect Pubco's ability to operate Envirosystems business following the Closing.

(b)    NO LITIGATION. No litigation, arbitration or other proceeding shall be pending or, to the Knowledge of the parties, threatened by or before any court, arbitration panel or Governmental Authority; no Law shall have been enacted after the date of this Agreement; and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by this Agreement.

(c)    SHAREHOLDER APPROVAL. Each of TAC, Pubco and Envirosystems shall have obtained the approval of their respective shareholders, if and to the extent required by applicable Laws, for the consummation of the transactions contemplated in this Agreement.

(d)    PUBCO PIPE FINANCING CLOSING. Pubco shall have completed the Pubco PIPE Financing and the gross proceeds therefrom are in an escrow account, the release of which is subject only to the Merger Closing.

(e)    EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT; ISSUANCE OF PERMIT UNDER CALIFORNIA LAW. All shares of Pubco Common Stock (i) issued in connection with the Merger, and/or (ii) issued or reserved for issuance to the holders of the Envirosystems Options and Warrants, will be issued by Pubco to such persons in reliance on the exemption from the registration requirements of Section 5 of the Securities Act pursuant to Section 3(a)(10) of the Securities Act. The California Department of Corporations shall have issued a permit under Section 25121 of the California Corporate Securities Law, covering the issuance of the shares of Pubco Common Stock in connection with the Merger following a fairness hearing conducted pursuant to Section 25142 of the California Corporate Securities Law.

7.3    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ENVIROSYSTEMS. The obligations of Envirosystems to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

(a)    REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Pubco and TAC contained in this Agreement or in any certificate or notice delivered pursuant to this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true and correct in all respects after giving effect to the materiality qualifications contained in such representations and warranties) as of the Closing Date with the same force and effect as though made on and as of such date, except to the extent that such representations and warranties by their terms are specifically made as of an earlier date.

(b)    COVENANTS PERFORMED. The covenants of Pubco and TAC contained in this Agreement to be performed or complied with on or prior to the Closing Date shall have been duly performed or complied with in all material respects.

(c)    NO MATERIAL ADVERSE CHANGE. There has been no Pubco Material Adverse Effect since the date hereof and no event or condition shall have occurred which has adversely affected Pubco or TAC or may reasonably be expected to have a Pubco Material Adverse Effect.

(d)    CONSENTS. Pubco shall have received all Consents necessary to effectuate the transactions contemplated herein, all of which shall have been obtained without the imposition of any materially adverse terms or conditions.

(e)    CERTIFICATE OF PUBCO. Pubco shall have delivered to Envirosystems a certificate executed by its President, dated the Closing Date, certifying in such detail as Envirosystems may reasonably request (i) that the conditions specified in Sections 7.3(a), (b) and (c) above have been fulfilled and (ii) as to such other matters as Envirosystems may reasonably request.

(f)    OPINION OF COUNSEL. Envirosystems shall have received from Pubco's legal counsel reasonably acceptable to Envirosystems an opinion letter, dated the Closing Date in form and substance reasonably satisfactory to Envirosystems, with respect to the matters set forth in Exhibit G-1.

7.4    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PUBCO AND TAC. The obligations of Pubco and TAC to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

(a)    REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Envirosystems contained in this Agreement or in any certificate or notice delivered pursuant to this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true and correct in all respects after giving effect to the materiality qualifications contained in such representations and warranties) as of the Closing Date with the same force and effect as though made on and as of such date, except to the extent such representations and warranties by their terms are specifically made as of an earlier date.

(b)    COVENANTS PERFORMED. The covenants of Envirosystems contained in this Agreement to be performed or complied with on or prior to the Closing Date shall have been duly performed or complied with in all material respects.

(c)    NO MATERIAL ADVERSE CHANGE. There has been no Envirosystems Material Adverse Effect since the date hereof and no event or condition shall have occurred which has adversely affected or may reasonably be expected to have an Envirosystems Material Adverse Effect.

(d)    CONSENTS. Envirosystems shall have obtained all material Consents necessary to complete the transactions contemplated herein, all of which shall have been obtained without the imposition of any materially adverse terms or conditions.

(e)    OPINION OF COUNSEL. Pubco shall have received from Tomlinson Zisko, LLP, Envirosystems' legal counsel, an opinion letter, dated the Closing Date, in form and substance reasonably satisfactory to Pubco, with respect to the matters set forth in Exhibit G-2.

(f)    CERTIFICATE OF ENVIROSYSTEMS. Envirosystems shall have delivered to Pubco a certificate executed by their President, dated the Closing Date, certifying in such detail as Pubco may reasonably request, that the conditions specified in Section 7.4(a), (b) and (c) above have been fulfilled, and certifying the number of outstanding shares of Envirosystems Common Stock, Envirosystems Preferred Stock and all Envirosystems Options and Warrants immediately prior to the Effective Time.

(g)    AUDITOR'S LETTERS. Pubco shall have received a letter dated as of the date not more than three (3) days prior to the Effective Date, the date of mailing of the Pubco Proxy Statement, if any, and the Envirosystems Disclosure Document by Pubco and Envirosystems as contemplated herein and the date of the shareholders' meetings of Pubco and Envirosystems, from Weinick Sanders Levanthal & Co. LLC, auditors for Envirosystems addressed to Pubco and in form and substance customary for transactions of the type contemplated hereby and reasonably satisfactory to Pubco.

(h)    SHAREHOLDERS' AGREEMENTS. All shareholders' agreements and similar arrangements with respect to Envirosystems Common Stock and Envirosystems Preferred Stock shall have been terminated.

(i)     EMPLOYMENT AGREEMENTS. Pubco shall have entered into employment agreements (or be satisfied with the terms of all employment agreements entered into by Envirosystems) with all Envirosystems Persons designated by Pubco, subject to MV Nanotech’s approval, and all other employment and consulting agreements to which Envirosystems is a party will be unconditionally terminated on the Closing Date.

(j)     DISSENTERS' RIGHTS. The shareholders of Envirosystems shall not have duly exercised (and not withdrawn) dissenters' rights with respect to 10% or more of the outstanding Envirosystems Common Stock and and/or Envirosystems Preferred Stock.

(k)    PUBCO LOCK UPS. Persons holding shares of Pubco Common Stock issued or issuable as a result of (i) the conversion of their Envirosystems Preferred Stock in the Merger; or (ii) exercise of Envirosystems Options and Warrants, and such shares of Pubco Common Stock, shall be subject to the terms and conditions of the Escrow Agreement, including, but not limited to the limitations on transfer contained in Section 6 of the Escrow Agreement.

(l)      RESIGNATIONS. All officers and directors nominated by and/or proposed by Pubco to become the officers and directors of Pubco and Envirosystems immediately following the Effective Time who have agreed to so serve shall have been elected and/or appointed to such positions.

(m)    BRIDGE LOANS. The Bridge Loans shall either be converted into Pubco Common Stock in accordance with the terms thereof, or arrangements satisfactory to the holders of the Bridge Loans have been made so that all principal and accrued but unpaid interest on the Bridge Notes will be paid from the Pubco PIPE Financing at the Merger Closing.

(o)    ENVIROSYSTEMS RESTRICTIVE CLAUSES. All material Envirosystems Restrictive Clauses shall have either been terminated, cancelled or waived, except for those Pubco has expressly agreed to in writing to leave in place or amend and such amendments have been effectuated to the satisfaction of Pubco and its counsel.

(p)    DUE DILIGENCE. Pubco, MV Nanotech and the selling agent, if any, of the Pubco PIPE Financing shall have completed, and be satisfied in each of and their legal counsel’s sole discretion of the results of their due diligence of Envirosystems, including, without limitation, on-site visits, discussions with management, counsel and auditors of Envirosystems, reviewing actual historical and projected financial statements of Envirosystems, reviewing Envirosystems’ capital requirements, financial and other obligations, reviewing all material contracts of Envirosystems, reviewing the competitive environment as to Envirosystems’ business and industry, reviewing all key customer and vendor relationships of Envirosystems, and a general corporate and legal review, including accounting, leases, litigation and other similar matters pertaining to Envirosystems.

(q)    ENVIROSYSTEMS FINANCIAL STATEMENTS. Envirosystems shall have delivered to Pubco, Envirosystems’ Financial Statements and such Envirosystems Financial Statements shall have been prepared in accordance with United States Generally Accepted Accounting Principals and all rules and regulations of the Commission.

(r)     ENVIROSYSTEMS RELEASES. Envirosystems shall have delivered from the Directors and Officers of Envirosystems and the Envirosystems Principal Shareholders the dated and executed Releases.

(s)    ENVIROSYSTEMS/MASTODON AGREEMENT RELEASE. Envirosystems shall have delivered to Mastodon a release, in form and substance satisfactory to Mastodon, releasing Mastodon, effective as of the Closing Date, from any and all obligations under the Envirosystems/Mastodon Agreement.

7.5    TERMINATION, DAMAGES.

(a)    This Agreement and the transactions contemplated hereby may be terminated prior to the Closing: (i) at any time by mutual consent of the parties; (ii) by Pubco or Envirosystems if the Closing has not occurred on or prior to December 31, 2005, subject to any extensions expressly authorized by and pursuant to Section 7.1 of this Agreement (the "Termination Date"), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder; (iii) by Envirosystems at any time in its sole discretion if any of the representations or warranties of Pubco or TAC in this Agreement are not in all material respects true and accurate or if Pubco or TAC breaches in any material respect any covenant (including, but not limited to, covenants under Section 5.9) contained in this Agreement, provided that if such misrepresentation or breach is curable, it is not cured within thirty (30) days following written notice from Envirosystems, or such other date as the parties may agree in writing; (iv) by Pubco at any time in its sole discretion if any of the representations or warranties of Envirosystems in this Agreement are not in all material respects true and accurate or if Envirosystems breaches in any material respect any covenant (including, but not limited to, covenants under Section 5.9) contained in this Agreement, provided that if such misrepresentation or breach is curable, it is not cured within thirty (30) days following written notice from Pubco or such other date as the parties may agree in writing; (v) by Pubco or Envirosystems if Envirosystems fails to obtain the required vote of its shareholders for the Merger at a meeting of shareholders duly convened therefore or at any adjournment thereof; or (vi) by Pubco or Envirosystems if Pubco fails to obtain the required vote of its shareholders at a meeting of shareholders duly convened therefore or at any adjournment thereof; if so required; provided, however, that the right to terminate this Agreement under Section (v) and Section (vi) of this Section 7.5, shall not be available to Pubco or Envirosystems, where the failure to obtain shareholder approval of such party was caused by the act or failure to act of such party and such act or failure to act constitutes a material breach by such party of this Agreement; provided, further, that the right to terminate this Agreement under Section (vi) of this Section 7.5 shall not be available to Envirosystems if any Person signing the Voting Agreement revokes the proxy provided for therein and/or fails to vote in favor of the Merger and the transactions contemplated hereby at the meeting of Envirosystems', shareholders. If this Agreement is terminated pursuant to, and in accordance with, this Section 7.5, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (iii) and (iv) above, if any, this Agreement shall terminate without further actions by the parties and, except as provided in this Section 7.5, no party shall have any further obligations under this Agreement; provided, however, that any termination of this Agreement pursuant to this Section 7.5 shall not relieve any party from any liability for any intentional or willful breach or violation hereof; provided, further that a breach of Section 5.9 shall not be deemed an intentional or willful breach if the Board of Directors believed in good faith and upon advise of counsel that such a breach was necessary for it to fulfill its fiduciary interests of its shareholders. Notwithstanding the termination of this Agreement, the respective obligations of the parties under Sections 5.3, and Article VIII of this Agreement shall survive the termination of this Agreement.

(b)    As provided and in accordance with the Escrow Agreement, from and after the Closing Date, the Escrow Shares issued or issuable to prior holders of Envirosystems Preferred Stock or Envirosystems Options and Warrants shall be available to compensate in the event of any Losses suffered or incurred by Pubco, MV Nanotech and/or any of their respective affiliates (an "Indemnified Party"), as and when due, arising out of or resulting from a breach of any covenants, agreements, representations and/or warranties by Envirosystems set forth in this Agreement or in any document delivered by Envirosystems pursuant to this Agreement (a "Damage Event"). No Escrow Shares, however, will be available to compensate Indemnified Parties, unless and until the aggregate Losses incurred by all Indemnified Parties resulting from one or more Damage Events exceeds $100,000 (the "Damage Threshold"). If Losses of one or more Indemnified Parties exceed in the aggregate the $100,000 Damage Threshold, then only Losses in excess of the Damage Threshold suffered by all Indemnified Parties shall be paid, but solely and exclusively by and with Escrow Shares received and owned by prior holders of Envirosystems Preferred Stock or Envirosystems Options and Warrants and their respective assignees and transfers (the "Indemnifying Parties"). The number of Escrow Shares to be issued, if any, to each Indemnified Party shall equal the quotient of (i) the aggregate Losses suffered or incurred by such Indemnified Party, divided by (ii) the greater of (1) the Pubco PIPE Share Price, and (2) the average closing bid price (or last sale price) of the Pubco Common Stock for the twenty (20) trading days prior to the date such Losses were incurred. All claims for Damage Event must be brought, if at all, within one (1) year following the Closing Date. Return of the Escrow Shares in accordance with the procedures provided in this Section 7.5(b) shall constitute an Indemnified Party's sole and exclusive remedy and recourse against the Indemnifying Parties by reason of the occurrence of a Damage Event.

(c)    No Escrow Shares shall be released by the Escrow Agent either to the holders of the Escrow Shares and/or to an Indemnified Party other than in accordance with and pursuant to the terms of the Escrow Agreements.

(d)    To the extent that any terms of this Agreement are inconsistent with the provisions of the Escrow Agreement , the terms of this Agreement shall be controlling.

ARTICLE VIII
MISCELLANEOUS

8.1    NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be delivered personally or sent by prepaid overnight courier with guaranteed next day delivery to the parties at the addresses set forth below their names on the signature pages of this Agreement (or at such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given when actually received or in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery. A copy of any notices delivered to Pubco shall also be sent to

Lawrence G. Nusbaum, Esq., Gusrae, Kaplan, Bruno & Nusbaum PLLC, 120 Wall Street, New York, New York 10005. A copy of any notices delivered to Envirosystems shall also be delivered to William E. Zisko, Esq., Tomlinson Zisko LLP, 200 Page Mill Road, 2nd Floor, Palo Alto, California 94306.

8.2    ENTIRE AGREEMENT. This Agreement contains every obligation and understanding among the parties relating to the subject matter hereof and merge all prior discussions, negotiations and agreements, if any, between them, including, but not limited to, the Mastodon/Envirosystems Agreement and none of the parties hereto shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein.

8.3    ASSIGNMENT. This Agreement may not be assigned by any party without the written consent of MV Nanotech and the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

8.4    WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by a person who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

8.5    NO THIRD PARTY BENEFICIARY. Except as set forth in Section 6.6 and in this Section 8.5, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than Mastodon, the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement. Mastodon, the holders of Envirosystems Preferred Stock and Envirosystems Options and Warrants shall be express third party beneficiaries of Envirosystems under this Agreement.

8.6    SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

8.7    EXPENSES. All expenses (including, without limitation, legal fees and expenses, investment banking fees, fees and expenses of accountants) incurred by Envirosystems or the holders of Envirosystems Preferred Stock, in connection with the transactions contemplated hereby will be borne by Envirosystems or the holders of Envirosystems Preferred Stock, and all expenses (including, without limitation, legal fees and expenses, investment banking fees, fees and expenses of accountants) incurred by Pubco or TAC in connection with the transactions contemplated hereby will be borne by Pubco. All fees and expenses of the Escrow Agent (the “Escrow Agent Fees”) will be paid by Pubco. Notwithstanding the foregoing, at Closing, Pubco will pay cash directly to Envirosystems or the holders of Envirosystems Preferred Stock in an amount equal to the legal fees and expenses owing by such parties to one legal counsel identified by such parties (the “ESI Legal Fees”), with the intention being that Envirosystems or the holders of Envirosystems Preferred Stock will in turn use such cash to pay such legal fees and expenses directly. In no event, however, will Pubco assume or remit payment for such expenses directly to the identified legal counsel on behalf of Envirosystems or the holders of Envirosystems Preferred Stock.

8.8    HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

8.9    COUNTERPARTS; CONSTRUCTION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any telecopied version of any manually executed signature page shall be deemed a manually executed original. Each provision of this Agreement shall be independent of all other provisions, and no provision shall limit any other provision.

8.10   LITIGATION; PREVAILING PARTY. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

8.11   INJUNCTIVE RELIEF. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

8.12   REMEDIES CUMULATIVE. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

8.13   PARTICIPATION OF PARTIES; CONSTRUCTION: INDEPENDENT COUNSEL. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof. This Agreement shall be construed and interpreted without regard to presumption or other rule or interpretation against the party who may have had primary responsibility for drafting this Agreement. Each of the

Envirosystems Principal Shareholders has been represented by his own independent legal counsel in connection with the transactions contemplated hereby.

8.14    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree as follows:

(a)    Prior to the Closing Date, any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the State of North Carolina. By its execution hereof, and until the date immediately preceeding the Closing Date, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the State of North Carolina and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in North Carolina. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

(b)    On and after the Closing Date, any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, and effective on and after the Closing Date, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

8.15   EXCLUSIVITY. Envirosystems agrees that it will deal exclusively with Mastodon , pursuant to the terms of the Mastodon/Envirosystems Agreement, as assigned to MV Nanotech with respect to the transactions contemplated by this Agreement and will terminate all discussions or negotiations with all other potential investors or financing sources who or which are interested in acquiring or financing Envirosystems’ assets, liabilities, equity, debt, business, or other properties, for a period commencing on the date hereof and terminating on the earlier to occur of (i) the Closing, or (ii)termination of this Agreement pursuant to and in accordance with Section 7.5 hereof.

8.16   SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by Envirosystems in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of one (1) year. All representations and warranties of Pubco and TAC in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.16 shall not limit the survival of any covenant or agreement of the parties in the Agreement which, by its terms, contemplates performance after the Effective Time.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                TELECOMM SALES NETWORK, INC.

                By:

                /s/ William Sarine
                Name: William Sarine
                ______________________________
                Title: President
                ______________________________
                Address: 8621 Gleneagles Drive
              Raleigh, NC 27613

                TSN ACQUISITION CORPORATION

                By:

                /s/ William Sarine
                Name: William Sarine
                ______________________________
                Title: President
                ______________________________
                Address: 8621 Gleneagles Drive
                  Raleigh, NC 27613

                ENVIROSYSTEMS, INC.

                By:

                /s/ Stephen A. Schneider
                Name:
                ______________________________
                Title: President & CEO
                ______________________________
                Address: 1900 Wyatt Dr., #15
                 Santa Clara, CA 95054

58